                                                                EXHIBIT 10.16
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                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG



                   THE 3DO COMPANY, A CALIFORNIA CORPORATION,

                     THE 3DO COMPANY, A DELAWARE CORPORATION

                                       AND

                                3DO EUROPE, LTD.

                                AS THE OBLIGORS,


                                       AND


                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                          FOOTHILL CAPITAL CORPORATION

                    AS THE ARRANGER AND ADMINISTRATIVE AGENT,



                            DATED AS OF APRIL 6, 2000

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

                         LOAN AND SECURITY AGREEMENT

              THIS LOAN SECURITY AGREEMENT (this "AGREEMENT"), is entered into as of April 6, 2000, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "LENDER" and collectively as the "LENDERS"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors, if any, "AGENT"), and, on the other hand, THE 3DO COMPANY, a California corporation ("BORROWER") with its chief executive office located at 600 Galveston Drive, Redwood City, California 94063, THE 3DO COMPANY, a Delaware corporation ("PARENT") with its chief executive office located at 600 Galveston Drive, Redwood City, California 94063, and 3DO EUROPE, LTD., a company incorporated under the laws of England ("UK SUB"), with its registered office located at 21-23 Mossop Street, London, SW3 2LY, Great Britain, and with its principal business office at 21-23 Mossop Street, London, SW3 2LY, Great Britain.

              The parties agree as follows:

1.  DEFINITIONS AND CONSTRUCTION.

    1.1      DEFINITIONS.

         As used in this Agreement, the following terms shall have the following definitions:

         "ACCOUNT DEBTOR" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, a UK Sub Account, a General Intangible, a UK General Intangible, or chattel paper.

         "ACCOUNTS" means all of Borrower's "accounts" (as that term is defined in the Code), and any and all credit insurance, guaranties, or security therefor.

         "ACQUIRED INDEBTEDNESS" means, with respect to any Permitted Acquisition, Indebtedness of a Person existing at the time such Person becomes a Subsidiary of Borrower, and not incurred in connection with, or in anticipation of, such Person becoming a Subsidiary.

         "ACQUISITION" means any purchase or other acquisition by Borrower of the Assets or Stock of any other Person (including the formation or capitalization of a Subsidiary), other than the purchase of Inventory or Equipment in the ordinary course of business.

         "ADVANCES" has the meaning set forth in SECTION 2.1.

         "AFFILIATE" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; PROVIDED, HOWEVER, that, in any event: (a) any Person which owns directly or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or ten percent (10%) or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director or officer of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

         "AGENT" means Foothill in its capacity as agent for the Lenders hereunder, and any successor thereto.

         "AGENT'S ACCOUNT" shall mean an account at a bank designated by Agent from time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents. Initially, until Agent notifies Borrower and the Lender Group to the contrary, the Agent's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Agent with The Chase Manhattan Bank, N.A., 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021-000-021.

         "AGENT ADVANCES" has the meaning set forth in SECTION 2.4(e)(i).

         "AGENT-RELATED PERSONS" means Agent together with its Affiliates, officers, directors, employees, counsel, and agents.

         "AGREED CURRENCY" means (i) Dollars, (ii) so long as such currencies remain Eligible Currencies, the lawful currency of each Specified State and the Euro, and (iii) any other Eligible Currency which the Borrower requests the Agent to include as an Agreed Currency hereunder and which is acceptable to the Agent.

         "AGREEMENT" has the meaning set forth in the preamble hereto.

         "APPLICABLE BASE RATE MARGIN" means, subject to adjustment if and as provided below, the following margin based upon Tangible Net Worth for the applicable period ending with the most recently ended fiscal quarter (as shown on the Compliance Certificate delivered pursuant to SECTION 6.3(a)(iii)) (for the fractional calendar commencing on the Closing Date and ending on June 30, 2000, the Applicable Base Rate Margin shall be 0.75 percentage point):

--------------------------------------  --------------------------------------
TANGIBLE NET WORTH FOR                  APPLICABLE  BASE RATE MARGIN
PRIOR FISCAL QUARTER                    FOR CURRENT  CALENDAR QUARTER
--------------------------------------  --------------------------------------

                                       -2-

equal to or greater than $63,000,000    0.25 percentage point
--------------------------------------  --------------------------------------
equal to or greater than $48,000,000    0.75 percentage point
and less than $63,000,000
--------------------------------------  --------------------------------------
less than $48,000,000                   1.25 percentage points
--------------------------------------  --------------------------------------

In the event of the delivery of a Compliance Certificate showing an increase or decrease in Tangible Net Worth which requires a change in the Applicable Base Rate Margin, the change in the Applicable Base Rate Margin shall be effective from the first day of the calendar month immediately following receipt of the Compliance Certificate (PROVIDED that the Compliance Certificate is received by the Agent no later than 11:00 a.m., California time, at least 1 Business Day prior to the first day of such calendar month) until the next such date on which the Applicable Base Rate Margin is subject to change following the delivery of (or failure to deliver) a Compliance Certificate showing an increase or decrease in Tangible Net Worth which requires a change in the Applicable Base Rate Margin. The failure to deliver any Compliance Certificate by the date required hereunder (after giving effect to any applicable grace period) shall automatically cause the Applicable Base Rate Margin to be the maximum per annum rate described above, effective as of the first day of the calendar month immediately following the date on which the delivery of the Compliance Certificate was otherwise required.

 In the event that the annual audited financial statements delivered by Borrower to Agent pursuant to SECTION 6.3(b)(i) reflect adjustments to the financial statements delivered for prior periods, the effect of which adjustments, had they been applied in the appropriate period, would have been to decrease Tangible Net Worth for such period with a resulting increase in the Applicable Base Rate Margin requiring a higher interest rate, Borrower shall immediately pay to Agent for the benefit of the Lender Group an amount equal to the difference between the amount of interest which would have been payable had the appropriate Applicable Base Rate Margin been applied and the amount of interest actually paid.

         "APPLICABLE PREPAYMENT PREMIUM" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement and up to and including the first anniversary date of the Closing Date, 2.00% TIMES the Maximum Amount, and (b) during the period of time from and after the first anniversary date of the Closing Date up to and including the day prior to the Maturity Date, 1.00%; PROVIDED that, if the Obligations are prepaid in full and this Agreement is terminated concurrent with the consummation of a refinancing of the Obligations provided by a commercial banking unit of Wells Fargo, the Applicable Prepayment Premium shall be zero.

         "ASSET" means any interest in any kind of property or asset, whether real, personal, or mixed, and whether tangible or intangible.

         "ASSIGNEE" has the meaning set forth in SECTION 14.1.

         "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in the form of EXHIBIT A-1 attached hereto.

         "AUTHORIZED PERSON" means any officer or other employee of Borrower.

         "AVAILABILITY" means, as of any date of determination, the aggregate amount of Advances that Borrower is then entitled to obtain hereunder (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder) MINUS the aggregate amount, if any, of all trade payables of the Obligors in excess of 45 days past due (or, if the data relative to the age thereof is not readily available, in excess of their historical turnover) and all book overdrafts in excess of the Obligors' historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

         "BANKRUPTCY CODE" means the United States Bankruptcy Code, as amended, and any successor statute.

         "BASE RATE" means, as of any date of determination, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

         "BENEFIT PLAN" means a "defined benefit plan" (as defined in SECTION 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of such Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

         "BOARD OF DIRECTORS" means, as to any Person, the Board of Directors of such Person.

         "BORROWER" has the meaning set forth in the preamble to this Agreement.

         "BORROWER DILUTION RESERVE" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Borrower's Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

         "BORROWER SEASONAL RESERVE" means, as of any date of determination, an amount equal to 5% of the gross sales of Borrower for the 45 days immediately preceding the date of determination (the percentage amount of the Borrower Seasonal Reserve may be adjusted, at the election of the Agent in its sole discretion, for the 2000/2001 season based upon the actual amount of Borrower's Dilution during the 1999/2000 season).

         "BORROWER'S BOOKS" means all of Borrower's books and records (including all of its records indicating, summarizing, or evidencing its Assets (including the Borrower's Collateral) or liabilities, all of its information relating to its business operations or financial condition, and all of its computer programs, disks, files, printouts, runs, or other computer prepared information).

         "BORROWER'S COLLATERAL" means all of the Borrower's right, title, and interest in and to each of the following:

              (a)      the Accounts,

              (b)      Borrower's Books,

              (c)      the Equipment,

              (d)      the General Intangibles,

              (e)      the Inventory,

              (f)      the Investment Property,

              (g)      the Negotiable Collateral,

              (h) any money, or other Assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

              (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

The foregoing notwithstanding, the "Borrower's Collateral" shall not include any General Intangibles that are now or hereafter held by Borrower as licensee, solely in the event and to the extent that: (a) as the proximate result of the grant of a security interest, Borrower's rights in or with respect to such item of General Intangibles would be forfeited or would become terminable, or if Borrower would be deemed to have breached the underlying license or other agreement that governs such item of General Intangibles; (b) any such restriction is effective and enforceable under applicable law, including Section 9318(4) of the Code; and (c) any such forfeiture, terminability, or breach cannot be either prevented or promptly remedied by Borrower using its commercially reasonable efforts (but without any obligation to make any material expenditures of money or to commence legal proceedings); PROVIDED, HOWEVER, that the grant of security interest hereunder shall extend to, and the term "Borrower's Collateral" shall include, (1) any and all proceeds of such item of General

Intangibles, and (2) upon any such licensor's consent with respect to any otherwise excluded item of General Intangibles being obtained, such item of General Intangibles.

         "BORROWER STOCK PLEDGE AGREEMENT" means a Stock Pledge Agreement executed and delivered by Borrower to Agent with respect to the pledge of the capital Stock of Borrower's Subsidiaries, the form and substance of which is satisfactory to Agent.

         "BORROWING" means a borrowing hereunder consisting of Advances made on the same day by the Lenders, or Agent on behalf thereof, or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance, in each case to Borrower.

         "BORROWING BASE" has the meaning set forth in SECTION 2.1.

         "BORROWING BASE CERTIFICATE" means a certificate in the form of EXHIBIT B-1.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

         "CAPITAL LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "CAPITAL STOCK" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of, or rights, warrants, or options to purchase, corporate stock or any other equity interest (however designated) of or in such Person.

         "CAPITALIZED LEASE OBLIGATION" means any Indebtedness represented by obligations under Capital Lease.

         "CASH EQUIVALENTS" means and refers to: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (c) commercial paper maturing no more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-2 or P-2, or better, from S&P or Moody's; (d) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

         "CHANGE OF CONTROL" means and refers to the occurrence of one or more of the following events: (a) any Person, other than Permitted Holders, or related group for purposes of Section 13(d) of the Exchange Act (a "GROUP"), together with any Affiliates thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Parent representing more than 30% of the Voting Stock of Parent, (b) the Permitted Institutional Investors, together with any Affiliates thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Parent representing more than 49% of the Voting Stock of Parent, (c) a majority of the members of the Board of Directors of Parent shall not constitute continuing Directors, (d) Parent shall cease to hold beneficially and of record 100% of the issued and outstanding Stock of Borrower, (e) a majority of the members of the Board of Directors of Borrower shall not constitute Continuing Directors, (f) Parent shall cease to hold, beneficially and of record, 100% of the issued and outstanding Stock of UK Sub. For purposes of this definition, "Board of Directors" does not include any committee thereof.

         "CLOSING DATE" means the date of the making of the initial Advance (or other extension of credit) hereunder.

         "CODE" means the California Uniform Commercial Code.

         "COLLATERAL" means, individually and collectively, as the context requires, the Borrower's Collateral or the UK Sub Collateral.

         "COLLATERAL ACCESS AGREEMENT" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Borrower's Collateral or the UK Sub Collateral, in each case, in form and substance reasonably satisfactory to Agent.

         "COLLECTION ACCOUNT" has the meaning set forth in SECTION 2.8(b).

         "COLLECTION ACCOUNT BANK" has the meaning set forth in
SECTION 2.8(b).

         "COLLECTIONS" means ALL cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of the Obligors.

         "COMMITMENT" means, with respect to each Lender, its Commitment, and with respect to all Lenders, their Commitments, in such Dollar amounts as are set forth beside such Lender's name on SCHEDULE C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 14.1.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C-1 delivered by the chief financial officer of Borrower to Agent.

         "CONTINUING DIRECTOR" means and refers to (a) any member of the Board of Directors who was a director of Borrower on the Closing Date, and
(b) any person who becomes a member of the Board of Directors after the Closing Date if such person was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such person originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

         "CONTROL AGREEMENT" means a control agreement, in form and substance reasonably satisfactory to Agent, between Borrower, Agent, and the applicable securities intermediary with respect to the applicable Securities Account and related Investment Property.

         "COPYRIGHT" shall have the meaning ascribed to such term in the United States Copyright Act of 1976, as amended, and includes unregistered copyrights.

         "COPYRIGHT SECURITY AGREEMENT" means collectively, one or more copyright security agreements executed and delivered by Borrower to Agent, the form and substance of which is satisfactory to Agent.

         "DAILY BALANCE" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

         "DDA" means any checking or other demand deposit account maintained by an Obligor.

         "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

         "DEFAULTING LENDER" means any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within 1 Business Day after written demand upon it by Agent to do so.

         "DEFAULTING LENDER RATE" means the Base Rate for the first 3 days from and after the date the relevant payment is due and, thereafter, at that interest rate equal to the interest rate then applicable to Advances.

         "DESIGNATED ACCOUNT" means account number 4518-094495 of Borrower maintained with the Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Agent.

         "DESIGNATED ACCOUNT BANK" means Wells Fargo, the applicable branch office of which is located at 464 California Street, San Francisco, California 94063, and whose ABA number is 121000248.

         "DILUTION" means, in each case based upon the experience of the immediately prior 180 days, the result of dividing the Dollar amount (or the Dollar equivalent amount valued in Dollars at the applicable Exchange Rate with respect to any other currency in the case of the UK Sub) of (a) bad debt write-downs, discounts, advertising credits, returns, promotional credits, other credits against the Dollar amount of the Accounts or the UK Sub Accounts, as applicable, or other dilution with respect to the Accounts or the UK Sub Accounts, as applicable, by (b) the Borrower's or UK Sub's gross sales, as applicable (excluding extraordinary items).

         "DILUTION RESERVES" means the Borrower Dilution Reserve and the UK Sub Dilution Reserve.

         "DISBURSEMENT LETTER" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be reasonably satisfactory to Agent.

         "DISCLOSURE LETTER" means the disclosure letter dated of even date herewith delivered by Borrower to Agent and attached hereto as EXHIBIT D-1.

         "DOLLARS" or "$" means United States dollars.

         "DOMESTIC COLLECTIONS" means all Collections of the Obligors other than Foreign Collections.

         "ELIGIBLE ACCOUNTS" means Eligible Borrower Accounts or Eligible UK Sub Accounts.

         "ELIGIBLE BORROWER ACCOUNTS" means those Accounts created by Borrower in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each and all of the representations and warranties respecting Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one more of the criteria set forth below. Eligible Accounts shall not include the following:

         (a) Accounts that are 60 days past due, PROVIDED that the due date shall be within 30 days of original invoice date (60 days of original invoice date with respect to invoices with original invoice dates occurring during the months of November and December of each year),

         (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts and UK Sub Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above or clause (a) of the definition of Eligible UK Sub Accounts,

         (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower,

         (d) Accounts arising in a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional,

         (e) Accounts that are not payable in Dollars,

         (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, (ii) is not organized under the laws of the United States or any State thereof, or
(iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, , unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, reasonably satisfactory to Agent,

         (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 U.S.C. ss. 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act),

         (h) Accounts with respect to which the Account Debtor is a creditor of any Obligor, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of offset, assertion, or dispute,

         (i) Accounts with respect to an Account Debtor whose total obligations owing to the Obligors exceed 20% of all Eligible Accounts (with the exception of Walmart, for which the applicable concentration percentage shall be 30%), to the extent of the obligations owing by such Account Debtor in excess of such percentage,

         (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, or goes out of business,

         (k) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

         (l) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the Borrower of the subject contract for goods or services, and

         (m) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and accepted by the Account Debtor.

         "ELIGIBLE CURRENCY" means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in an internationally recognized interbank market such as London, (iv) which is convertible into Dollars in the international interbank market, and (v) as to which an equivalent amount valued in Dollars at the applicable Exchange Rate may be readily calculated. If, after the designation by the Agent of any currency as an Agreed Currency,
(a) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (b) such currency is, in the determination of the Agent, no longer readily available or freely traded or (c) in the determination of the Agent, an equivalent amount of such currency valued in Dollars at the applicable Exchange Rate is not readily calculable, Agent shall promptly notify the Lenders and the Borrower, and such currency shall no longer be an Agreed Currency until such time as the Agent agrees to reinstate such currency as an Agreed Currency.

         "ELIGIBLE TRANSFEREE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a pre-existing Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower (such approval by Borrower not to be unreasonably withheld, conditioned or delayed), and (f) during the continuation of an Event of Default, any other Person approved by Agent.

         "ELIGIBLE UK SUB ACCOUNTS" means those Accounts created by UK Sub in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each and all of the representations and warranties respecting Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one more of the criteria set forth below. Eligible Accounts shall not include the following:

         (a) UK Sub Accounts that are 60 days past due, PROVIDED that the due date shall be within 30 days of original invoice date (60 days of original invoice date with respect to invoices with original invoice dates occurring during the months of November and December of each year),

         (b) UK Sub Accounts owed by an Account Debtor (or its
Affiliates) where 50% or more of all Accounts and UK Sub Accounts owed by that Account Debtor (or its

Affiliates) are deemed ineligible under clause (a) above or clause (a) of the definition of Eligible Borrower Accounts,

         (c) UK Sub Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of UK Sub,

         (d) UK Sub Accounts arising in a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional,

         (e) UK Sub Accounts that are not payable in an Agreed Currency or with respect to which the Account Debtor: (i) does not maintain its chief executive office in a Specified State, or (ii) is not organized under the laws of a Specified State, or (iii) is the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof,

         (f) UK Sub Accounts with respect to which the Account Debtor is a creditor of any Obligor, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of offset, assertion, or dispute,

         (i) UK Sub Accounts with respect to an Account Debtor whose total obligations owing to the Obligors exceed 20% of all Eligible Accounts (with the exception of Walmart, for which the applicable concentration percentage shall be 30%), to the extent of the obligations owing by such Account Debtor in excess of such percentage,

         (j) UK Sub Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, or goes out of business,

         (k) UK Sub Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

         (l) UK Sub Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the UK Sub of the subject contract for goods or services, and

         (m) UK Sub Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or
(ii) the services giving rise to such Account have not been performed and accepted by the Account Debtor.

         "ENVIRONMENTAL LAW" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Obligors, relating to the environment, employee health and safety or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC ss. 1251 ET SEQ; the Toxic Substances Control Act, 15 USC, ss. 2601 ET SEQ; the Clean Air Act, 42 USC ss. 7401 ET SEQ.; the Safe Drinking Water Act, 42 USC. ss. 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 USC. ss. 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. ss. 11001 ET SEQ.; the Hazardous Material Transportation Act, 49 USC ss. 1801 ET SEQ.; and the Occupational Safety and Health Act, 29 USC. ss. 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

        "EQUIPMENT" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

         "ERISA AFFILIATE" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of an Obligor under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of an Obligor under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which an Obligor is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with an Obligor and whose employees are aggregated with the employees of an Obligor under IRC Section 414(o).

         "EURO" means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

         "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor statute.

         "EXCHANGE RATE" means and refers to the nominal rate of exchange (vis-a-vis Dollars) for a currency other than Dollars published in the Wall Street Journal (Western Edition) on the date of determination (which shall be a Business Day on which the Wall Street Journal (Western Edition) is published), expressed as the number of units of such other currency per one Dollar.

         "EXEMPT COPYRIGHT" means any Incipient Copyright or any Obsolete Copyright.

         "EXEMPT PATENTS" means any Incipient Patent or any Obsolete Patent.

         "EXISTING LENDER" means Coast Business Credit, a Division of Southern Pacific Bank.

         "FAMILY MEMBER" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

         "FAMILY TRUSTS" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

         "FEE LETTER" means that certain fee letter, dated as of the date hereof, between Agent and Borrower, in form and substance satisfactory to Agent.

         "FEIN" means Federal Employer Identification Number.

         "FOOTHILL" means Foothill Capital Corporation, a California corporation.

         "FOREIGN COLLECTIONS" means all Collections of the Obligors paid by any Person that (i) does not maintain its chief executive office in the United States, (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof.

         "FOREIGN CONCENTRATION ACCOUNT" has the meaning set forth in
SECTION 2.8(b).

         "FOREIGN CONCENTRATION ACCOUNT AGREEMENTS" means, individually and collectively, those certain concentration account agreements, each in form and substance (including with respect to blocked account arrangements (if any)) satisfactory to Agent, among Agent, UK Sub, and the applicable Foreign Concentration Account Bank.

         "FOREIGN CONCENTRATION ACCOUNT BANK" means, with respect to UK Sub, as proposed by UK Sub and as agreed to by Agent in its Permitted Discretion.

         "FOREIGN EXCHANGE RESERVE" means, as of any date of date of determination, a reserve for foreign currency exchange rate risk with respect to the UK Sub Collateral in such amount as shall be determined by Agent in its Permitted Discretion from time to time on or after the Closing Date.

         "FUNDING DATE" means the date on which a Borrowing occurs.

          "FUNDING LOSSES" has the meaning set forth in SECTION 2.15(b)(ii).

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

          "GENERAL INTANGIBLES" means all of Borrower's general intangibles and other personal property (including contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, Investment Property, and Negotiable Collateral.

          "GOVERNING DOCUMENTS" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

          "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

          "GUARANTORS" means, individually and collectively, jointly and severally, Parent and UK Sub; "GUARANTOR" means any one of them.

          "HAZARDOUS MATERIALS" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

          "INCIPIENT COPYRIGHT" means any copyright that: (a) relates to software of a Person under development (whether in the form of a new product, a new version of a pre-existing product, an upgrade, add-on, or modification to a pre-existing product, or otherwise) that has not yet become a completed product, version, upgrade, add-on, or modification which is ready to be marketed by or on behalf of such Person or which in fact is being marketed by or on behalf of such Person; or (b) is not the subject of licenses thereof or other dispositions by such Person giving rise to accounts, contract rights, or other form of obligation.

          "INCIPIENT PATENT" means any patent that: (a) relates to a patentable invention of a Person under development (whether in the form of a new invention, a new version of a pre-existing invention, an upgrade, add-on, or modification to a pre-existing invention, or otherwise) that has not yet become a completed invention, upgrade, improvement, add-on, or modification which is ready to be marketed by or on behalf of such Person or which in fact is being marketed by or on behalf of such Person; or (b) is not the subject of licenses thereof or other dispositions by such Person giving rise to accounts, contract rights, or other form of obligation.

          "INDEBTEDNESS" means (a) all obligations of an Obligor for borrowed money, (b) all obligations of an Obligor evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of an Obligor in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of an Obligor under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any Asset of an Obligor, irrespective of whether such obligation or liability is assumed, and (e) any obligation of an Obligor or its Subsidiaries guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to an Obligor) any obligation of any other Person.

          "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 11.3.

          "INDEMNIFIED PERSON" has the meaning set forth in SECTION 11.3.

          "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "INTANGIBLE ASSETS" means, with respect to any Person, that portion of the book value of all of such Person's Assets that would be treated as intangibles under GAAP.

          "INTELLECTUAL PROPERTY" means all patents, patent applications, trademarks, trademark applications, tradenames, tradedress, copyrights, copyright registrations, technology, know-how and processes used in or necessary for the conduct of the business of the Obligors as currently conducted that are material to the condition (financial or otherwise), business or operations of an Obligor.

          "INTERCOMPANY SUBORDINATION AGREEMENT" means a Subordination Agreement, dated as of even date herewith, between each Obligor and Agent, in form and substance satisfactory to Agent.

          "INTERNET GAMING PATENT" means that certain United States patent, No. 6009458, issued to Borrower on December 28, 1999.

          "INVENTORY" means all inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

          "INVESTMENT" means, with respect to any Person, any investment by such Person in any other Person in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "INVESTMENT PROPERTY" means all of the Borrower's investment property as defined in the Code.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statute.

          "ISSUING LENDER" means Agent or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or LC Undertakings pursuant to SECTION 2.2.

          "L/C DISBURSEMENT" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

          "L/C" has the meaning set forth in SECTION 2.2(a).

          "L/C UNDERTAKING" has the meaning set forth in SECTION 2.2(a).

          "LENDER" and "LENDERS" have the respective meanings set forth in the preamble to this Agreement and shall include any other Person made a party to this Agreement in accordance with the provisions of SECTION 14.1 hereof.

          "LENDER GROUP" means, individually and collectively, each of the Lenders and Agent.

          "LENDER GROUP EXPENSES" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by an Obligor under any of the Loan Documents that are paid or incurred by the Lender Group, (b) prior to the occurrence and continuance of an Event of Default, fees or charges paid or incurred by the Agent in connection with the Agent's transactions with Obligors, and after the occurrence and during the continuance of an Event of Default, fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Obligors, in each case including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including Collateral appraisals in accordance with the provisions of this Agreement), and real estate title policies and endorsements, (c) costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable costs and expenses paid or incurred by the Lender Group in examining the Borrower's Books, or the UK Sub's Books, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with any Obligor, except to the extent resulting from any Lender's or the Agent's gross negligence or willful misconduct, and (h) prior to the occurrence and continuance of an Event of Default, the Agent's, and after the occurrence and during the continuance of an Event of Default, the Lender Group's, reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Obligor), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

          "LENDER-RELATED PERSON" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, and agents of such Lender.

          "LETTER OF CREDIT" means an L/C or an L/C Undertaking, as the context requires.

          "LETTER OF CREDIT USAGE" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

          "LIEN" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

          "LOAN ACCOUNT" has the meaning set forth in SECTION 2.11.

          "LOAN DOCUMENTS" means this Agreement, any Control Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Disbursement Letter, the Fee Letter, the Parent Guaranty, the UK Sub Guaranty, the Parent Security Agreement, the UK Sub Security Agreement, the Letters of Credit, the Lockbox Agreements, the Intercompany Subordination Agreement, the Parent Stock Pledge Agreement, the Borrower Stock Pledge Agreement, and any other agreement entered into, now or in the future, by any Obligor and the Lender Group in connection with this Agreement.

          "LOCKBOX" has the meaning set forth in SECTION 2.8(a).

          "LOCKBOX ACCOUNT" shall mean a depository account established pursuant to one of the Lockbox Agreements.

          "LOCKBOX AGREEMENTS" means those certain lockbox agreements and those certain depository agreements, in form and substance reasonably satisfactory to Agent, each of which is among Borrower, Agent, and one of the Lockbox Banks.

          "LOCKBOX BANKS" means Wells Fargo (or such other banks as may be agreed to by Agent and Borrower from time to time).

          "MANAGEMENT LETTER" means the narrative report prepared by a Person's certified public accountants describing the operations of such Person and its Subsidiaries in the form prepared for presentation to senior management with respect to a given fiscal year.

          "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, prospects, operations, results of operations, Assets, liabilities or condition (financial or otherwise) of Borrower or Parent and its Subsidiaries taken as a whole, (b) the material impairment of the ability of Borrower or any other Obligor to perform their obligations under the Loan Documents or of the Lender Group's ability to enforce the Obligations or realize upon a material portion of the Collateral, or (c) a material impairment of the priority of Agent's Liens with respect to a material portion of the Collateral as a result of an action or failure to act on the part of any Obligor.

          "MATURITY DATE" has the meaning set forth in SECTION 3.5.

          "MAXIMUM AMOUNT" means $50,000,000.

          "NEGOTIABLE COLLATERAL" means all of Borrower's letters of credit, notes, drafts, instruments, certificated securities, documents, and chattel paper.

          "NORWEST" means Norwest Bank Minnesota, N.A.

          "OBLIGATIONS" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to Letters of Credit, premiums, liabilities (including all amounts charged to the Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), guaranties, covenants, and duties owing by Obligors to the Lender Group of any kind and description pursuant to or evidenced by the Loan Documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Obligors are required to pay or reimburse by the Loan Documents, by law, or otherwise.

          "OBLIGORS" means, individually and collectively, jointly and severally, Borrower, Parent and the UK Sub, and "OBLIGOR" means any one of them. For all purposes of this Agreement, UK Sub shall be deemed an Obligor, but its accounts, contract rights and other forms of obligations shall not be deemed Eligible Accounts until such time as it complies with the requirements for accounts, contract rights and other forms of obligations to be deemed Eligible UK Sub Accounts and the UK Sub has executed such UK Sub Security Documents as Agent shall require in its Permitted Discretion.

          "OBSOLETE COPYRIGHT" means any copyright that relates to software of a Person that, in such Person's good faith determination: (a) is no longer sold or marketed by such Person; (b) is not generating any material amount of Accounts or revenues of such Person; or (c) does not have a material fair market value.

          "OBSOLETE PATENT" means any copyright that relates to an invention of a Person that, in such Person's good faith determination: (a) is no longer sold or marketed by such Person; (b) is not generating any material amount of Accounts or revenues of such Person; or (c) does not have a material fair market value.

          "ORIGINATING LENDER" has the meaning set forth in SECTION 14.1(g).

          "OVERADVANCE" has the meaning set forth in SECTION 2.6.

          "PARTICIPANT" has the meaning set forth in SECTION 14.1(g).

          "PARENT" has the meaning set forth in the preamble to this Agreement.

          "PARENT GUARANTY" means that certain General Continuing Guaranty, dated as of even date herewith, by Parent in favor of Agent, in form and content satisfactory to Agent.

          "PARENT SECURITY AGREEMENT" means a Security Agreement executed and delivered by the Parent to Agent, the form and substance of which is satisfactory to Agent.

          "PARENT STOCK PLEDGE AGREEMENT" means a Stock Pledge Agreement executed and delivered by Parent to Agent with respect to the pledge of the capital Stock of Borrower, the form and substance of which is satisfactory to Agent.

          "PATENT" shall have the meaning ascribed to such term in Title 35 of the United States Code, and includes unregistered patents.

          "PATENT SECURITY AGREEMENT" means a Patent Security Agreement executed and delivered by Borrower and Agent, the form and substance of which is satisfactory to Agent.

          "PAY-OFF LETTER" means a letter, in form and substance reasonably satisfactory to Agent, from Existing Lender to Agent respecting the amount necessary to repay in full all of the obligations of the Obligors owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the Assets of the Obligors.

          "PERMITTED ACQUISITION" means an Acquisition made by Borrower so long as (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition,
(b) the Assets being acquired, or the Person whose Stock is being acquired (including the Stock of any Subsidiary), are useful in or engaged in, as applicable, the business of Borrower as such business exists on the Closing Date, (c) (i) with respect to any such Acquisition proposed to be consummated during Borrower's fiscal year ending March 31, 2001, the aggregate consideration, other than that which is payable in common Stock of Borrower or Permitted Preferred Stock, paid or payable for such proposed Acquisition and all other Permitted Acquisitions consummated during such fiscal year (after giving effect to such proposed Acquisition), shall not exceed $10,000,000, and (ii) with respect to any such Acquisition proposed to be consummated during any fiscal year of Borrower thereafter, the aggregate consideration, other than that which is payable in common Stock of Borrower or Permitted Preferred Stock, paid or payable for such proposed Acquisition and all other Permitted Acquisitions consummated during such fiscal year (after giving effect to such proposed Acquisition) shall not to exceed such Dollar amount as is established for such fiscal year by Agent in its Permitted Discretion, with the consent of the Required Lenders, based upon Agent's review of the annual financial projections for such fiscal year delivered by Borrower to Agent in compliance with SECTION 6.3(c), (d) after giving effect to the proposed Acquisition, Borrower shall have Availability of not less than $10,000,000, and (e) Borrower shall have complied with
SECTION 6.21. Without determining whether or not an Acquisition shall constitute a Permitted Acquisition, in the event that Borrower requests of Agent that the Accounts being acquired through a Permitted Acquisition be included in the Borrowing Base as Eligible Accounts, Agent shall have completed its audit, appraisal, and standard due diligence review with respect to the Assets or Person that is to be the subject of the proposed Permitted Acquisition and the results thereof shall be satisfactory to Agent in the exercise of its Permitted Discretion before such Accounts shall be included in the Borrowing Base.

          "PERMITTED DISCRETION" with respect to any determination by a member of the Lender Group, means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

          "PERMITTED DISPOSITIONS" means (a) sales, exchanges, trade-ins, or other dispositions of Equipment or UK Sub Equipment that is substantially worn, damaged, or obsolete in the ordinary course of Borrower's or UK Sub's, as applicable, business, as determined in good faith by Borrower or UK Sub, as applicable, (b) sales of Inventory or UK Sub's Inventory to buyers in the ordinary course of Borrower's or UK Sub's, as applicable, business, (c) the use or transfer of money, or Cash Equivalents by the Obligors in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the sale, license, lease, exchange, transfer, or other disposition for fair value of any or all of Borrower's right, title, or interest in the Internet Gaming Patent, and (e ) the licensing by the Obligors, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of the Obligors' business.

          "PERMITTED HOLDERS" means W. M. (Trip) Hawkins, William Jessee, William Hall, Hugh Martin, the Family Members and Family Trusts of any of the foregoing, and the Permitted Institutional Holders.

          "PERMITTED INSTITUTIONAL HOLDERS" means J. & W. Seligman & Co., Inc., JDS Capital Management, J. P. Morgan Investment Mgmt., Inc., Rice, Hall, James & Associates, Axe-Houghton Associates, Inc. and Scudder Kemper Investments, Inc.

          "PERMITTED INVESTMENTS" means (a) Investments in Cash Equivalents,
(b) loans and advances to officers and employees of Borrower in the ordinary course of business, other than as provided for in clause (c), in an aggregate amount at any one time outstanding not to exceed $500,000, (c) loans and advances to officers and employees of Borrower in the ordinary course of business to facilitate the purchase by such officers or employees of the Stock of Borrower and the repayment of any such loans or advances is secured by a first priority Lien on the Stock purchased thereby, in an aggregate amount outstanding at any one time not to exceed $500,000, (d) Investments in negotiable instruments for collection, (e) advances made in connection with purchases of goods or services in the ordinary course of business, (f) Permitted Acquisitions, (g) a Permitted Disposition of the Internet Gaming Patent to the extent constituting an Investment, (h) Investments by Borrower in UK Sub (i) from and after the date on which all of the conditions set forth in SECTION 3.2(a), (b), (c), (d), and (e) have been satisfied or waived by Agent in its sole discretion, in an aggregate amount not to exceed $20,000,000 outstanding at any one time during Borrower's fiscal year ending March 31, 2001, and for each succeeding fiscal year not to exceed such Dollar amount outstanding at any one time as is established for such fiscal year by Agent in its Permitted Discretion, with the consent of the Required Lenders, based upon Agent's review of the annual financial projections for such fiscal year delivered by Borrower to Agent in compliance with SECTION 6.3(c), and
(ii) from and after the date on which all of the conditions set forth in
SECTION 3.2, with the exception of clauses (f), (j), and (k) thereof, have been satisfied or waived by Agent in its sole discretion, in an aggregate amount not to exceed $30,000,000 outstanding at any one time during Borrower's fiscal year ending March 31, 2001, and for each succeeding fiscal year not to exceed such Dollar amount outstanding at any one time as is established for such fiscal year by Agent in its Permitted Discretion, with the consent of the Required Lenders, based upon Agent's review of the annual financial projections for such fiscal year delivered by Borrower to Agent in compliance with SECTION 6.3(c), and (i) other Investments not constituting an Acquisition in an aggregate amount not to exceed $4,000,000 outstanding at any one time during Borrower's fiscal year ending March 31, 2001, and for each succeeding fiscal year not to exceed such Dollar amount outstanding at any one time as is established for such fiscal year by Agent in its Permitted Discretion, with the consent of the Required Lenders, based upon Agent's review of the annual financial projections for such fiscal year delivered by Borrower to Agent in compliance with SECTION 6.3(c), PROVIDED, that after giving effect to the proposed Investment, Borrower shall have Availability of not less than $10,000,000.

          "PERMITTED LIENS" means (a) Liens held by Agent for the benefit of Agent and the Lenders, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on SCHEDULE P-1 to the Disclosure Letter, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as the Lien attaches only to the Asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of the Obligors and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,
(g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business of the Obligors and not in connection with the borrowing of money,
(i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business of the Obligors, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) with respect to any Real Property, easements, rights of way, or zoning that do not materially interfere with or impair the use or operation of the Real Property by the Obligors, and (l) Liens on specific goods securing Acquired Indebtedness.

          "PERMITTED PREFERRED STOCK" means and refers to Preferred Stock issued by Borrower (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Stock.

          "PERMITTED PROTEST" means the right of Obligors to protest any Lien (other than any such Lien that secures the Obligations), tax (other than taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted and diligently prosecuted by the applicable Obligor in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens granted to Agent under the Loan Documents.

          "PERMITTED PURCHASE MONEY INDEBTEDNESS" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount not to exceed $25,000,000 outstanding at any one time during Borrower's fiscal year ending March 31, 2001, and for each succeeding fiscal year not to exceed such Dollar amount outstanding at any one time as is established for such fiscal year by Agent in its Permitted Discretion, with the consent of the Required Lenders, based upon Agent's review of the annual financial projections for such fiscal year delivered by Borrower to Agent in compliance with SECTION 6.3(c).

          "PERSON" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "PREFERRED STOCK" means, as applied to the capital Stock of any Person that is a corporation, the capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of Assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of capital Stock of any other class of such Person.

          "PROHIBITED PREFERRED STOCK" means and refers to any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common Stock), or is redeemable at the option of the holder thereof for cash or Assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common Stock).

          "PROJECTIONS" means Borrower's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          "PRO RATA SHARE" means:

          (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the aggregate Commitments of all Lenders; and

          (b) with respect to all other matters (including the indemnification obligations arising under SECTION 17.7), the percentage obtained by dividing (i) such Lender's Commitments, by (ii) the aggregate Commitments of all Lenders; PROVIDED, HOWEVER, that, in each case, in the event all Commitments have been terminated, Pro Rata Share shall be determined according to the Commitments in effect immediately prior to such termination and otherwise as set forth above.

          "PURCHASE MONEY INDEBTEDNESS" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 90 days after, the acquisition of any fixed Assets for the purpose of financing all or any part of the acquisition cost thereof.

          "PURCHASE MONEY LIEN" means a Lien upon fixed Assets that secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed Assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

          "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by an Obligor, and the improvements related thereto.

          "RECORD" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

          "REQUIRED AVAILABILITY" means Availability and unrestricted cash and Cash Equivalents in an amount of not less than $20,000,000.

          "REQUIRED LENDERS" means, at any time, (a) Agent, and (b) Lenders whose Pro Rata Shares aggregate 66-2/3% of the Total Commitments, or if the Total Commitments have been terminated irrevocably, 66-2/3% of the Obligations then outstanding.

          "RESERVES" means all Foreign Exchange Reserves, Dilution Reserves (if any), Seasonal Reserves, and any other reserves that may be established under this Agreement.

          "REVOLVER FACILITY" means the credit facility provided for under SECTIONS 2.1 AND 2.2 hereof.

          "REVOLVER USAGE" means, as of any date of determination, the sum of
(a) the then extant amount of outstanding Advances, PLUS (b) the then extant amount of the Letter of Credit Usage.

          "RISK PARTICIPATION LIABILITY" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the issuer of an L/C or to the issuer of a letter of credit with respect to the transaction for which an L/C Undertaking was executed and delivered (to the extent such reimbursement obligations are subject to such L/C Undertaking), consisting of (a) the amount available to be drawn or which may become available to be drawn under the Letter of Credit, (b) all amounts that have been paid and made available by the issuing bank to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto, to the extent they are payable or reimbursable by Borrower hereunder.

          "SEASONAL RESERVES" means the Borrower Seasonal Reserve and the UK Sub Seasonal Reserve.

          "SEC" means the United States Securities and Exchange Commission and any successor thereto.

          "SECURITIES ACCOUNT" means a "securities account" as that term is defined in Section 8-501 of the Code.

          "SETTLEMENT" has the meaning set forth in SECTION 2.4(f)(i).

          "SETTLEMENT DATE" has the meaning set forth in SECTION 2.4(f)(i).

          "SOLVENT" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

          "SPECIFIED STATE" means, England, Scotland, Wales, Ireland, Australia, France, Germany, Italy, New Zealand, Canada, Norway, Finland, Switzerland, Sweden, Belgium, Japan, Singapore, the Netherlands, or any other State approved by Agent.

          "STOCK" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

          "SUBORDINATED INDEBTEDNESS" means any Indebtedness of Borrower that contains terms and conditions (including subordination terms) acceptable to Agent in the exercise of its Permitted Discretion.

          "SUBSIDIARY" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "SWING LENDER" means any Lender appointed by Agent in writing, and which appointment has been accepted by such Lender in writing, as the "Swing Lender".

          "SWING LOAN" has the meaning set forth in SECTION 2.4(d)(i).

          "TANGIBLE NET WORTH" means, as of any date of determination, the difference of (a) Parent's total consolidated stockholder's equity, MINUS (b) the sum of: (i) all Intangible Assets of Parent and its Subsidiaries, (ii) all prepaid expenses of Parent and its Subsidiaries, and (iii) all amounts due to Parent and its Subsidiaries from Affiliates except to the extent already deducted in consolidation. The foregoing to the contrary notwithstanding, if the condition set forth in SECTION 3.3(d) shall not be fulfilled within the time period set forth therein, then from and after the last day of such time period, Tangible Net Worth shall be determined without regard to UK Sub or Parent's interest in UK Sub.

          "TRADEMARK SECURITY AGREEMENT" means a Trademark Security Agreement executed and delivered by Borrower to Agent, the form and substance of which is satisfactory to Agent.

          "UK SUB" has the meaning set forth in the preamble to this Agreement.

          "UK SUB ACCOUNTS" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to UK Sub arising out of the sale or lease of goods or the rendition of services by UK Sub, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

          "UK SUB CLOSING DATE" means the date of the satisfaction, in full, of each of the conditions precedent set forth in SECTION 3.2 hereof.

          "UK SUB COLLATERAL" means the UK Sub Accounts, the UK Sub Equipment, the UK Sub General Intangibles, the UK Sub Inventory, the UK Sub Negotiable Collateral, the UK Sub's Books and all of the other items of collateral in which a Lien is granted by UK Sub to Agent for the benefit of the Lender Group pursuant to the UK Sub Security Documents.

The foregoing notwithstanding, the "UK Sub Collateral" shall not include any UK Sub General Intangibles that are now or hereafter held by UK Sub as licensee, solely in the event and to the extent that: (a) as the proximate result of the grant of a security interest, UK Sub's rights in or with respect to such item of UK Sub General Intangibles would be forfeited or would become terminable or if UK Sub would be deemed to have breached the underlying license or other agreement that governs such item of UK Sub General Intangibles; (b) any such restriction is effective and enforceable under applicable law, including Section 9318(4) of the Code; and (c) any such forfeiture, terminability, or breach cannot be remedied by UK Sub using its best efforts (but without any obligation to make any material expenditures of money or to commence legal proceedings); PROVIDED, HOWEVER, that the grant of security interest hereunder shall extend to, and the term "UK Sub's Collateral" shall include, (1) any and all proceeds of such item of UK Sub General Intangibles, and (2) upon any such licensor's consent with respect to any otherwise excluded item of UK Sub General Intangibles being obtained, such item of UK Sub General Intangibles.

          "UK SUB DILUTION RESERVE" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible UK Sub's Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

          "UK SUB EQUIPMENT" means all of UK Sub's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or UK Sub Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

          "UK SUB GENERAL INTANGIBLES" means all of UK Sub's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, UK Sub Accounts, and UK Sub Negotiable Collateral.

          "UK SUB GUARANTY" means that certain General Continuing Guaranty, dated as of even date herewith, by UK Sub in favor of Agent, in form and content satisfactory to Agent.

          "UK SUB INVENTORY" means all present and future inventory in which UK Sub has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of UK Sub's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

          "UK SUB NEGOTIABLE COLLATERAL" means all of UK Sub's present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases, and chattel paper.

          "UK SUB SEASONAL RESERVE" means, as of any date of determination, an amount equal to 5% of the gross sales of the UK Sub for the 45 days immediately preceding the date of determination (the percentage amount of the UK Sub Seasonal Reserve may be adjusted, at the election of the Agent, for the 2000/2001 season based upon the actual amount of the UK Sub's Dilution during the 1999/2000 season).

          "UK SUB SECURITY AGREEMENT" means a Security Agreement executed and delivered by the UK Sub to Agent, the form and substance of which is satisfactory to Agent.

          "UK SUB SECURITY DOCUMENTS" means certain security and guaranty documents that by their respective terms provide that they are governed by the laws of England, including a debenture between UK Sub and Agent, in each case in form and substance satisfactory to Agent.

          "UK SUB'S BOOKS" means all of UK Sub's books and records including: ledgers; records indicating, summarizing, or evidencing UK Sub's Assets (including the UK Sub Collateral) or liabilities; all information relating to UK Sub's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

          "VOIDABLE TRANSFER" has the meaning set forth in SECTION 17.7.

          "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or classes if the holders of such Capital Stock are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or other persons performing similar functions) of such Person even if the right to so vote has been suspended by the happening of such a contingency.

          "WELLS FARGO" means Wells Fargo Bank, National Association, a national banking association.

     1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

     1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.        LOAN AND TERMS OF PAYMENT.

     2.1 ADVANCES.

          (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make advances ("ADVANCES") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to THE LESSER OF (i) the Maximum Amount LESS the then extant Letter of Credit Usage, and (ii) the Borrowing Base LESS the then extant Letter of Credit Usage. For purposes of this Agreement, "BORROWING BASE," as of any date of determination, shall mean the result of:

          (x) the result of 85% of Eligible Borrower Accounts, MINUS the amount, if any, of the Borrower Dilution Reserve, MINUS, during the periods from November 15 to December 31 and February 15 to March 31, the amount, if any, of the Borrower Seasonal Reserve, PLUS

          (y)  on and after the UK Sub Closing Date, THE LEAST OF

               (i) the result of 75% of the amount of Eligible UK Sub Accounts, MINUS the amount, if any, of the UK Sub Dilution Reserve, MINUS, during the periods from November 15 to December 31 and February 15 to March 31, the amount, if any, of the UK Sub Seasonal Reserve, and

               (ii) an amount equal to 20% of the Availability provided by SUBSECTION (x) above, and

               (iii) $10,000,000, MINUS

          (z) the aggregate amount of reserves, if any, established by Agent pursuant to SECTION 2.1(b) or SECTION 10.

For purposes of determining the Borrowing Base, any amount that is denominated in a currency other than Dollars shall be valued in Dollars based on the applicable Exchange Rate for such other currency as of the date of determination.

          (b) Anything to the contrary in this SECTION 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that the Obligors are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay under any Section of this Agreement or any other Loan Document, (ii) the Foreign Exchange Reserve, and (iii) amounts owing by an Obligor to any Person to the extent secured by a Lien (other than Liens securing Permitted Purchase Money Indebtedness or any existing Permitted Lien set forth on SCHEDULE P-1 to the Disclosure Letter which is specifically identified thereon as entitled to have priority over the Liens granted to Agent under the Loan Documents) on, or trust over, any of the Collateral, which Lien or trust, in the Permitted Discretion of Agent, would be likely to have a priority superior to the Liens of Agent, for the benefit of the Lender Group (such as landlord liens, ad valorem taxes, property taxes, or sales taxes where given priority under applicable law) in and to such item of the Collateral.

          (c) The Lenders shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Amount.

          (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2  LETTERS OF CREDIT.

          (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C UNDERTAKING") with respect to letters of credit issued by an issuing bank (as of the Closing Date, such issuing bank to be Norwest) for the account of Borrower. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof, and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, the Borrower also shall be an applicant under the letter of credit application of any letter of credit that is to be the subject of an L/C Undertaking. The Issuing Bank shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

          (i) the Letter of Credit Usage would exceed the Borrowing Base LESS the amount of outstanding Advances, LESS the aggregate amount of reserves established hereunder (including under SECTION 2.1(b)); or

          (ii) the Letter of Credit Usage would exceed the Maximum Amount LESS the amount of outstanding Advances, LESS the aggregate amount of reserves established hereunder (including under SECTION 2.1(b)); or

          (iii) the Letter of Credit Usage would exceed $7,500,000; or

          (iv)  the outstanding Obligations would exceed the Maximum Amount.

Borrower and Agent acknowledge and agree that certain of the letters of credit that are to be the subject of Letters of Credit may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 30 days prior to the Maturity Date and all such Letters of Credit shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on (i) the Business Day that Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under
SECTION 2.7. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to SECTION 2.2(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.

          (b) Promptly following receipt of a notice of L/C Disbursement pursuant to SECTION 2.2(a), each Lender with a Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender shall be deemed to have granted to each Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent such Lender's Pro Rata Share of any payments made by Agent under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Agent, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrower on the date due as provided in paragraph (a) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to deliver to Agent an amount equal to its respective Pro Rata Share pursuant to this SECTION 2.2(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in SECTION 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by Agent in respect of such Letter of Credit as provided in this Section, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

          (c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; PROVIDED, HOWEVER, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any member of the Lender Group. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letter of credit that is the subject of an L/C Undertaking and opened to or for Borrower's account or by Agent's interpretations of any L/C issued by Agent to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Agent to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any such issuing bank; PROVIDED, HOWEVER, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any member of the Lender Group.

          (d) Borrower hereby authorizes and directs any bank that issues a letter of credit that is the subject of an L/C Undertaking to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions with respect to all matters arising in connection with such letter of credit and the related application.

          (e) Any and all charges, commissions, fees, and costs incurred by Agent relating to the letters of credit that are the subject of an L/C Undertaking shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent.

          (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the issuing bank or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

          (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

          (ii) there shall be imposed on the issuing bank or the Lender Group any other condition regarding any Letter of Credit issued pursuant hereto;

     and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Advances hereunder. The determination by Agent of any amount due pursuant to this Section shall treat Borrower the same as all similarly situated borrowers from Agent, as determined by Agent in its Permitted Discretion, and, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     2.3  [INTENTIONALLY OMITTED].

     2.4  BORROWING PROCEDURES AND SETTLEMENTS

          (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date in the case of a request for an Advance specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; PROVIDED, HOWEVER, that in the case of a request for Swing Loan in an amount of $5,000,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

          (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to SECTION 2.4(a), Agent shall (i) for so long as Foothill is the sole Lender hereunder, request Swing Lender to make a Swing Loan pursuant to the terms of SECTION 2.4(d) in the amount of the requested Borrowing and the Swing Lender shall make a Swing Loan pursuant to SECTION 2.4(d), or (ii) from and after such date as Foothill ceases to be the sole Lender hereunder, elect, in its discretion, (A) to have the terms of SECTION 2.4(c) apply to such requested Borrowing, or (B) to request Swing Lender to make a Swing Loan pursuant to the terms of SECTION 2.4(d) in the amount of the requested Borrowing; PROVIDED, HOWEVER, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to SECTION 2.4(d), Agent shall elect to have the terms of SECTION 2.4(c) apply to such requested Borrowing.

          (c)  MAKING OF ADVANCES.

          (i)  In the event that Agent shall elect to have the terms of this
     SECTION 2.4(c) apply to a requested Borrowing as described in SECTION 2.4(b), then promptly after receipt of a request for a Borrowing pursuant to SECTION 2.4(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in SECTION 3 hereof, Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Agent to Borrower's Designated Account; PROVIDED, HOWEVER, that, subject to the provisions of SECTION 2.4(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that
     (1) one or more of the applicable conditions precedent set forth in
     SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

          (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

          (iii) Agent shall not be obligated to transfer to, and without Borrower's prior written consent shall not, transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit, and in the absence of such consent Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lenders Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute

     Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; PROVIDED FURTHER, HOWEVER, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrower's rights or remedies against any such Defaulting Lender's arising out of or in relation to such failure to fund.

          (d)  MAKING OF SWING LOANS.

          (i) In the event of either (a) Agent's and Swing Lender's agreement to provide Swing Loans for so long as Foothill is the sole Lender hereunder, or (b) Agent's election, with the consent of Swing Lender, as a Lender, to have the terms of this SECTION 2.4(d) apply to a requested Borrowing as described in SECTION 2.4(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this SECTION 2.4(d) being referred to as a "SWING LOAN" and such Advances being referred to collectively as "SWING LOANS") available to Borrower on the Funding Date applicable thereto by transferring same day funds to Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of SECTION 2.4(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in SECTION 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

          (ii) The Swing Loans shall be secured by the Liens granted to Agent under the Loan Documents and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances.

          (e)  AGENT ADVANCES.

          (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in SECTION 3 have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of repayment of the Obligations, or (c) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in SECTION 10 (any of the Advances described in this SECTION 2.4(e) shall be deemed to be Advances hereunder and shall be referred to as "AGENT ADVANCES").

          (ii) Agent Advances shall be repayable on demand and secured by the Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances.

          (f) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

          (i) Agent shall request settlement ("SETTLEMENT") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "SETTLEMENT DATE"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including

     SECTION 2.4(c)(iii)): (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances; and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to such account of Agent as Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

          (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent or Swing Lender with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent or Swing Lender to that Lender as part of such next Settlement.

          (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans or Agent Advances, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

          (g) NOTATION. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

          (h) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

          (i) OPTIONAL OVERADVANCES. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally continue to make Advances (including Swing Loans) to Borrower, notwithstanding that an Overadvance exists or thereby would be created, so long as, at any time, (i) the outstanding Revolver Usage does not exceed the Borrowing Base by more than the lesser of (a) $5,000,000, and (b) 10% of the Borrowing Base then in effect, and (ii) the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Amount. The foregoing provisions are for the sole and exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this SECTION 2.4(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that the rate of interest applicable thereto shall be the rate applicable to Advances under SECTION 2.7(c) hereof without regard to the presence or absence of a Default or Event of Default.

          (i) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

          (ii) Each Lender shall be obligated to settle with Agent as provided in SECTION 2.4(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this
     SECTION 2.4(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

     2.5  PAYMENTS.

          (a)  PAYMENTS BY BORROWER.

               (i) All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

               (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

               (iii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

          (b) APPORTIONMENT, APPLICATION, AND REVERSAL OF PAYMENTS. Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees (other than fees designated for an Agent's sole and separate account) shall be apportioned among the Lenders based upon their Pro Rata Shares. All payments shall be remitted to Agent and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to principal or interest of specific Obligations or which relate to specific fees), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

               (A) FIRST, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

               (B) SECOND, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

               (C) THIRD, to pay any fees then due to Agent (for its separate account) under the Loan Documents, until paid in full,

               (D) FOURTH, to pay any fees then due to any or all the Lenders under the Loan Documents, on a ratable basis, until paid in full,

               (E) FIFTH, to pay interest due in respect of all outstanding Advances (including Swing Loans and Agent Advances), until paid in full,

               (F) SIXTH, to pay fees, charges, commissions, and costs in respect of all outstanding Letters of Credit, until paid in full,

               (G) SEVENTH, to pay or prepay principal of Agent Advances, until paid in full,

               (H) EIGHTH, to pay principal of all outstanding Advances (other than Agent Advances), such prepayment to be made, first, to the outstanding Swing Loans and, second, to all other outstanding Advances,

               (I) NINTH, if an Event of Default has occurred and is continuing, to provide cash collateral to be held by Agent, for the ratable benefit of those Lenders having a Pro Rata Share of the Letters of Credit, in an amount equal to 105% of the maximum amount of the Lender Group's obligations under outstanding Letters of Credit, until paid in full,

               (K) TENTH, ratably to pay any other Obligations due to Agent, or any Lender by Borrower, until paid in full, and

               (L) ELEVENTH, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

          (ii) Agent shall promptly distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in SECTION 2.4(h).

          (iv) In each instance, so long as no Default or Event of Default has occurred and is continuing, SECTION 2.5(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable under any provision of this Agreement.

          (v) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any insolvency proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any insolvency proceeding.

          (vi) In the event of a direct conflict between the priority provisions of this SECTION 2.5 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this SECTION 2.5 shall control and govern.

     2.6 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to SECTIONS 2.1 OR
2.2 is greater than either the Dollar or percentage limitations set forth in SECTIONS 2.1 OR 2.2, (an "OVERADVANCE"), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in SECTION 2.5(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

     2.7  INTEREST AND LETTER OF CREDIT FEES: RATES, PAYMENTS, AND
CALCULATIONS.

         (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Base Rate plus the Applicable Base Rate Margin.

         (b) LETTER OF CREDIT FEE. Borrower shall pay Agent (for the ratable benefit of the Lenders based upon their Pro Rata Share of the Commitments), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in SECTION 2.2(e)) which shall accrue at a rate equal to 1.50% per annum times the aggregate undrawn amount of all outstanding Letters of Credit during the month preceding the date such Letter of Credit fee is due and payable in accordance with SECTION 2.7(d) hereof.

         (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default (and at the election of the Required Lenders),

              (i) all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

              (ii) the Letter of Credit fee provided for above shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

         (d) PAYMENTS. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Agent, without prior notice to such Borrower, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in SECTION 2.12 (as and when accrued or incurred), the charges, commissions, fees, and costs provided for in SECTION 2.2 (as and when accrued or incurred), and all other payments due under any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder. Agent shall deliver to Borrower on a monthly basis such documents as shall be reasonably necessary to support any Lender Group Expenses charged to Borrower's Loan Account.

         (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

         (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; PROVIDED, HOWEVER, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, each Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

    2.8 CASH MANAGEMENT.

         (a) Borrower shall at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct all Account Debtors to remit all amounts owed by them to one of such Lockboxes. Borrower, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of all Domestic Collections at the applicable Lockbox Bank. Borrower agrees that all Domestic Collections received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or other arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired directly each Business Day into the Agent's Account.

         (b) On or before the UK Sub Closing Date and at all times thereafter, UK Sub shall maintain with a Foreign Concentration Account Bank set forth on SCHEDULE 2.8(b) to the Disclosure Letter a Dollar-denominated concentration account (a "FOREIGN CONCENTRATION ACCOUNT") and from and after such date the UK Sub promptly shall deposit or cause to be deposited into such Foreign Concentration Account ALL Foreign Collections payable in Dollars immediately upon receipt thereof. On or before the UK Sub Closing Date, Agent and UK Sub shall enter into a Foreign Concentration Account Agreement with the Foreign Concentration Account Bank. Once established, neither the Foreign Concentration Account Agreement nor the arrangements contemplated thereby shall be modified by the UK Sub without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Foreign Concentration Account Agreement, all amounts received in each such Foreign Concentration Account shall be wired each Business Day into the Agent's Account.

         (c) Each Lockbox Bank and Foreign Concentration Account Bank shall establish and maintain tri-party blocked account agreements with the Agent and the applicable Obligor, in form and substance reasonably acceptable to the Agent. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such accounts and proceeds thereof are held by such banks as agent or bailee-in-possession for Agent,
(ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fee and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) the bank executing the agreement agrees immediately to forward by daily sweep all amounts received in the applicable account to the Agent's Account. No Obligor shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

         (d) So long as no Default or Event of Default has occurred and is continuing, the Obligors may amend SCHEDULE 2.8(b) to the Disclosure Letter to add or replace a Foreign Concentration Account or a Foreign Concentration Account Bank, or add or replace a Lockbox, a Lockbox Bank, the Designated Account, or the Designated Account Bank; PROVIDED, HOWEVER, that (i) such bank shall be reasonably satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such account or Lockbox with the relevant bank and (ii) prior to the time of the opening of such account or Lockbox, the applicable Obligor and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Agent. The Obligors shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lockboxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

         (e) The Lockbox Accounts and Foreign Concentration Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Advances and all other Obligations, and in which each Obligor shall have granted a Lien to Agent pursuant to this Agreement.

    2.9 CREDITING PAYMENTS. The receipt of any payment by Agent (whether from transfers to Agent by the Lockbox Account Banks, Foreign Concentration Account Banks or otherwise) shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any Collection item is received into the Agent's Account on or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. From and after the Closing Date, Agent shall be entitled to charge the Obligors for 1 Business Day of

`clearance' or `float' at the rate applicable to Advances set forth in
SECTION 2.7(a) or SECTION 2.7(c)(i), as applicable, on all Collections that are received by Agent (regardless of whether forwarded by the Lockbox Banks or Foreign Concentration Account Banks to Agent, whether provisionally applied to reduce the Obligations under SECTION 2.1, or otherwise). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging 1 Business Day of interest on such Collections. The parties further acknowledge and agree that the economic benefit of the foregoing provisions of this SECTION 2.9 shall accrue to the sole and exclusive benefit of Agent.

    2.10 DESIGNATED ACCOUNT. Agent is authorized to make the Advances, and issue the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to SECTION 2.7(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

    2.11 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrower (the "LOAN ACCOUNT") on which Borrower will be charged with all Advances made by Agent or the Lenders to Borrower's or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower. In accordance with SECTION 2.9, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Lockbox Bank or the Foreign Concentration Account Banks. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

    2.12 FEES. Borrower shall pay to Agent the following fees, which fees shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

         (a) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, Borrower shall pay to Agent the fees set forth in the Fee Letter and, as and when due thereunder, such fees shall constitute Obligations hereunder.

         (b) FINANCIAL EXAMINATION, VALUATION, AND APPRAISAL FEES. For the sole and separate account of Agent, (i) a separate fee of $750 pay day, per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Agent; PROVIDED, HOWEVER, that so long as no Event of Default has occurred and is continuing, Borrower shall not be obligated to reimburse Agent for more than 4 such audits or more than one collateral appraisal during any 12 month period; (ii) a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems; and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to appraise the Collateral, or any portion thereof, or to assess the Obligors' business valuation.

    2.13 CAPITAL REQUIREMENTS. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitment to make Advances hereunder or its obligations in respect of any Letter of Credit to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, than such Lender may notify Borrower and the Agent thereof. In making such determination, such Lender shall treat Borrower the same as all similarly situated borrowers from Agent, as determined by such Lender in its Permitted Discretion. Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

    2.14 JOINT AND SEVERAL LIABILITY OF THE OBLIGORS.

         (a) Each of the Obligors is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of the other Obligors to accept joint and several liability for the Obligations.

         (b) Each of the Obligors, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors, with respect to the payment and performance of all of the

Obligations (including, without limitation, any Obligations arising under this SECTION 2.14), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing the Obligors without preferences or distinction among them.

         (c) If and to the extent that any of the Obligors shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing the Obligors will make such payment with respect to, or perform, such Obligation.

         (d) The Obligations of each Person composing the Obligors under the provisions of this SECTION 2.14 constitute the absolute and unconditional, full recourse Obligations of each Person composing the Obligors enforceable against each such Obligor to the full extent of its Assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

         (e) Except as otherwise expressly provided in this Agreement, each Person composing the Obligors hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing the Obligors hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Person composing the Obligors in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing the Obligors. Without limiting the generality of the foregoing, each of the Obligors assents to any other action or delay in acting or failure to act on the part of Agent or any Lender with respect to the failure by any Person composing the Obligors to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this SECTION 2.14 afford grounds for terminating, discharging or relieving any Person composing the Obligors, in whole or in part, from any of its Obligations under this SECTION 2.14, it being the intention of each Person composing the Obligors that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing the Obligors under this SECTION 2.14 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing the Obligors under this SECTION 2.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing the Obligors or Agent or any Lender. The joint and several liability of the Persons composing the Obligors hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing the Obligors or Agent or any Lender.

         (f) The provisions of this SECTION 2.14 are made for the benefit of the Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing the Obligors as often as occasion therefor may arise and without requirement on the part of Agent, any such Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing the Obligors or to exhaust any remedies available to it or them against any of the other Persons composing the Obligors or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this SECTION 2.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing the Obligors, or otherwise, the provisions of this SECTION
2.14 will forthwith be reinstated in effect, as though such payment had not been made.

         (g) Each of the Persons composing the Obligors hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing the Obligors with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Obligor may have against any other Obligor with respect to any payments to Agent or any Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Obligor, its debts or its Assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Obligor therefor.

         (h) Each of the Persons composing the Obligors hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Obligor to any other Obligor is hereby subordinated to the prior payment in full in cash of the Obligations. Each

Obligor hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Obligor will not demand, sue for or otherwise attempt to collect any indebtedness of any other Obligor owing to such Obligor until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Obligor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Obligor as trustee for the Agent, and such Obligor shall deliver any such amounts to the Agent for application to the Obligations in accordance with SECTION 2.4(b).

3.  CONDITIONS; TERM OF AGREEMENT.

    3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the reasonable satisfaction of Agent, of each of conditions precedent set forth below:

              (a)  the Closing Date shall occur on or before April 7, 2000;

              (b) Agent shall have received all financing statements required by Agent, duly executed by the Borrower, and Agent shall have received searches reflecting the filing of all such financing statements;

              (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

              (i)    this Agreement;

              (ii) tri-party blocked account agreements governing the Lockbox Accounts;

              (iii)  the Control Agreement(s);

              (iv)   the Disbursement Letter;

              (v) the Borrower Stock Pledge Agreement, together with all certificates representing shares of Stock of Borrower's
         Subsidiaries, as well as Stock powers with respect to the foregoing endorsed in blank;

              (vi)   the Trademark Security Agreement;

              (vii)  the Patent Security Agreement;

              (viii) the Copyright Security Agreement;

              (ix)   the Fee Letter;

              (x)    the Parent Guaranty;

              (xi)   the Parent Security Agreement;

              (xii) the Parent Stock Pledge Agreement, together with all certificates representing shares of Stock of the Borrower, as well as Stock powers with respect to the foregoing endorsed in blank;

              (xiii) the UK Sub Guaranty;

              (xiv)  the UK Sub Security Agreement;

              (xv)   the Intercompany Subordination Agreement;

              (xvi) the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the Assets of the Obligors;

              (xvii) Agent shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

              (d) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

              (e) Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

              (f) Agent shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

              (g) Agent shall have received a certificate from the Secretary of Parent attesting to the resolutions of Parent's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Parent is a party and authorizing specific officers of Parent to execute the same;

              (h) Agent shall have received copies of Parent's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Parent;

              (i) Agent shall have received a certificate of status with respect to Parent, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Parent, which certificate shall indicate that Parent is in good standing in such jurisdiction;

              (j) Agent shall have received certificates of status with respect to Parent, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Parent is in good standing in such jurisdictions;

              (k) Agent shall have received a certificate from the Secretary of UK Sub attesting to the resolutions of UK Sub's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which UK Sub is a party (other than the UK Sub Security Documents) and authorizing specific officers of UK Sub to execute the same;

              (l) Agent shall have received copies of UK Sub's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of UK Sub;

              (m) Agent shall have received a certificate of status with respect to UK Sub (or the equivalent), dated within 10 Business Days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of UK Sub, which certificate shall indicate that UK Sub is in good standing in such jurisdiction;

              (n) Agent shall have received certificates of status (or the equivalent) with respect to UK Sub, each dated within 30 Business Days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that UK Sub is in good standing in such jurisdictions;

              (o) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by SECTION 6.10, the form and substance of which shall be satisfactory to Agent and its counsel;

              (p) Agent shall have received an opinion of Obligors' counsel in form and substance satisfactory to Agent;

              (q) Agent shall have received opinions of counsel to UK Sub with respect to the due authorization, execution and delivery by UK Sub of this Agreement and the other Loan Documents to which it is a party other than the UK Sub Security Documents, the enforceability of such documents against the UK Sub, and such other matters as Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent in its sole discretion;

              (r) Agent shall have received Collateral Access Agreements from lessors, warehousemen, bailees, and other third Persons as Agent may require;

              (s) Borrower shall have the Required Availability after giving effect to the initial extensions of credit;

              (t) Agent shall have completed its business, legal, and collateral due diligence, including but not limited to, an updated collateral audit and review of the Obligors' books and records, including such shipping tests as Agent may require, and verification of Obligors' representations and warranties in the Loan Documents, the results of which shall be satisfactory to each Lender;

              (u) Agent shall have reviewed, to its satisfaction, Borrower's license agreements with Sony and Nintendo;

              (v) Borrower shall have paid all Lender Group Expenses incurred by Agent or any other Lender in connection with the transactions evidenced by this Agreement; and

              (w) All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel.

    3.2 CONDITIONS PRECEDENT TO INCLUSION OF THE UK SUB ACCOUNTS IN THE BORROWING BASE. The following shall be conditions precedent to the inclusion of the UK Sub Accounts in the Borrowing Base:

              (a) Agent shall have received a certificate from the Secretary of UK Sub attesting to the resolutions of UK Sub's Board of Directors authorizing its execution, delivery, and performance of the UK Sub Security Documents and the other Loan Documents to which UK Sub is a party that are to be executed in connection with the UK Sub Security Documents and authorizing specific officers of UK Sub to execute the same;

              (b) Agent shall have received copies of UK Sub's Governing Documents, as amended, modified, or supplemented to the UK Sub Closing Date, certified by the Secretary of UK Sub;

              (c) Agent shall have received a certificate of status (or the equivalent) with respect to UK Sub, dated within 10 days of the UK Sub Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of UK Sub, which certificate shall indicate that UK Sub is in good standing in such jurisdiction;

              (d) Agent shall have received certificates of status with respect to UK Sub, each dated within 15 days of the UK Sub Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that UK Sub is in good standing in such jurisdictions;

              (e) Agent shall have received satisfactory evidence that UK Sub has instructed in writing all of its Account Debtors to remit all Collections payable in Dollars into the applicable Foreign Concentration Account;

              (f) UK Sub shall have executed and delivered each of the UK Sub Security Documents and such agreements, where appropriate, shall have been filed or recorded with the applicable Governmental Authority;

              (g) Agent shall have received (i) duly executed originals of the UK Sub Security Documents, in form and substance satisfactory to Agent in its sole and absolute discretion, and (ii) satisfactory evidence that the security interests granted in favor of Agent pursuant to the UK Sub Security Documents have been duly perfected and are senior in priority to all other liens, claims, security interests, or encumbrances, except for Permitted Liens;

              (h) Agent shall have received an opinion of UK Sub's counsel with respect to the due authorization, execution and delivery by UK Sub of the UK Sub Security Documents, the enforceability of such documents against the UK Sub, and such other matters as Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent in its sole discretion;

              (i) Agent, the UK Sub, and each of the UK Sub's depositary banks shall have entered into such lockbox agreements or blocked account agreements (including agreements in respect of the Foreign Concentration Accounts) as Agent shall require, the form and substance thereof to be satisfactory to Agent in its sole discretion; and

              (j) Agent shall have completed its business, legal, and collateral due diligence, including but not limited to, a collateral audit and review of the UK Sub's Books and verification of the UK Sub's representations and warranties contained in the Loan Documents, the results of which shall be satisfactory to Agent in its sole discretion.

    3.3 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to continue to make Advances or to issue Letters Of Credit is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

              (a) within 30 days of the Closing Date, deliver to Agent copies of the policies of insurance, together with the endorsements thereto, as are required by SECTION 6.10, the form and substance of which shall be satisfactory to Agent and its counsel;

              (b) within 60 days of the Closing Date, either (i) deliver to Agent satisfactory evidence that all existing copyrights of Borrower (other than Exempt Copyrights) that are capable of being registered pursuant to
Section 6(a) of the Copyright Security Agreement have been registered with the United States Copyright Office and that all such copyrights and any proceeds thereof are specifically encumbered by the Copyright Security Agreement, or (ii) establish to the reasonable satisfaction of the Agent that Borrower's failure to comply with clause (i) is due solely to the failure of the United States Copyright Office to timely return endorsed filed copies of Borrower's copyright office filings;

              (c) within 120 days of the Closing Date, (i) deliver to Agent satisfactory evidence that a patent application with respect to all existing inventions of Borrower (other than Exempt Patents) for which a patent is capable of being granted, pursuant to the Patent Security Agreement, has been filed with the United States Patent and Trademark Office, and that all such patents and any proceeds thereof are specifically encumbered by the Patent Security Agreement, or (ii) establish to the reasonable satisfaction of the Agent that Borrower's failure to comply with clause (i) is due solely to the failure of the United States Patent and Trademark Office to timely return endorsed filed copies of Borrower's patent office filings

              (d) within 90 days of the Closing Date, Borrower shall have satisfied the conditions set forth in clauses (a) through (e), (g), (h), and
(i) of SECTION 3.2 above.

    3.4 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make all Advances (or to make any other extensions of credit provided for hereunder) shall be subject to the following conditions precedent:

              (a) the representations and warranties of the Obligors contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except (i) to the extent that such representations and warranties relate solely to an earlier date, and
(ii) with respect to the UK Sub, representation made in SECTION 5.12(a)(ii) and (iii) shall be deemed made only as of the end of each fiscal year of Borrower),

              (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

              (c) no Material Adverse Change shall have occurred since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date, and

              (d) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates.

         The foregoing conditions precedent are not conditions to each Lender
(i) participating in or reimbursing Agent for such Lenders' Pro Rata Share of any drawings under Letters of Credit as provided herein, or (ii) participating in or reimbursing Swing Lender or the Agent for such Lenders' Pro Rata Share of any Swing Loan or Agent Advance as provided herein.

    3.5 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Lender Group and shall continue in full force and effect for a term ending on April 6, 2002 (the "MATURITY DATE"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

    3.6 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower or any other Obligor of its duties, Obligations, or covenants hereunder and continuing security interests in the Collateral, for the benefit of the Lender Group, shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any lien releases, mortgage releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Liens granted by the Obligors to Agent for the benefit of the Lender Group with respect to the Obligations.

    3.7 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 90 days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of the Lenders in an amount equal to 105% of the maximum amount of such Lenders' obligations under outstanding Letters of Credit, or (ii) causing the original Letters of Credit to be returned to Agent) in full, together with the Applicable Prepayment Premium. If Borrower has sent a notice of termination pursuant to the provisions of this Section, but fails to pay the Obligations in full on the date set forth in said notice, then Agent, acting upon the instructions of the Required Lenders, shall have the election, to be made by a notice in writing sent by Agent to Borrower within 60 Business Days after the date that Borrower had scheduled as the early termination date, either to (a) require Borrower to repay the Obligations in full on a date that is 10 days after the date on which such notice is sent, (b) renew this Agreement for an additional term of 1 year, or
(c) continue the terms of this Agreement as if no such early termination notice had been sent. In the event of the termination of this Agreement at any time prior to the Maturity Date, for any other reason, including: (i) termination upon the election of the Lender Group to terminate after the occurrence of an Event of Default, (ii) foreclosure and sale of Collateral resulting in repayment of the Obligations in full, (iii) sale of the Collateral in any insolvency proceeding resulting in repayment of the Obligations in full, or (iv) restructure, reorganization and/or compromise of the Obligations by the confirmation of a plan of reorganization, plan or arrangement, or any other plan of compromise, restructure or arrangement in any insolvency proceeding, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group and/or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits and/or damages of the Lender Group, Borrower shall pay the Applicable Prepayment Premium to the Lender Group measured as of the date of such termination.

4.  SECURITY INTERESTS.

    4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Agent, for the benefit of the Lender Group a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Borrower's Collateral in order to secure prompt repayment of all of the Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents to which it is a party. The Agent's Liens in and to the Borrower's Collateral shall attach to all Borrower's Collateral without further act on the part of the Lender Group or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Borrower's Collateral. UK Sub hereby grants to Agent, for the benefit of the Lender Group a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising UK Sub's Collateral in order to secure prompt repayment of all of the Obligations and in order to secure prompt performance by UK Sub of each of its covenants and duties under the Loan Documents to which it is a party. The Agent's Liens in and to the UK Sub's Collateral shall attach to all UK Sub's Collateral without further act on the part of the Lender Group or UK Sub. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, UK Sub has no authority, express or implied, to dispose of any item or portion of the UK Sub's Collateral.

    4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Agent's Liens therein is dependent on possession, the applicable Obligor, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

    4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has a security interest therein, or (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by Borrower. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify customers or Account Debtors of UK Sub that the UK Sub Accounts, UK Sub General Intangibles, or UK Sub Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has a security interest therein, or (b) collect the UK Sub Accounts, UK Sub General Intangibles, and UK Sub Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. UK Sub agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by UK Sub.

    4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Agent, each Obligor shall execute and deliver to Agent all financing statements, fixture filings, security agreements, Control Agreements, pledges, assignments, endorsements of certificates of title, and all other documents that Agent reasonably may deem necessary, in form and substance satisfactory to Agent, to perfect and continue perfected the Liens granted to Agent under the Loan Documents in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

    4.5 POWER OF ATTORNEY. Each Obligor hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Obligor's true and lawful attorney, with power to (a) if such Obligor refuses to, or fails timely to execute and deliver any of the documents described in SECTION 4.1, sign the name of such Obligor on any of the documents described in SECTION 4.1, (b) at any time that an Event of Default has occurred and is continuing, sign such Obligor's name on any drafts against Account Debtors and notices to Account Debtors,
(c) send requests for verification of Accounts, which requests, at any time an Event of Default shall not have occurred and be continuing, shall not indicate that they are being made by a secured lender to Borrower, (d) endorse such Obligor's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of such Obligor's mail to an address designated by Agent, to receive and open all mail addressed to such Obligor, and to retain all mail relating to the Collateral and forward all other mail to such Obligor, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Obligor's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as such Obligor's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

    4.6 RIGHT TO INSPECT. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify the Obligors' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral, PROVIDED that prior to the occurrence and continuance of an Event of Default, such inspections, checks, tests, and appraisals shall occur only during Borrower's normal business hours.

    4.7 CONTROL AGREEMENTS. Each Obligor agrees that it will not transfer Assets out of any Securities Accounts other than as permitted under SECTION
7.21 and, if to another securities intermediary, unless each of such Obligor, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other investment property shall be modified by an Obligor without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate or transfer the applicable Securities Account or any related investment property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

5.  REPRESENTATIONS AND WARRANTIES.

        In order to induce the Lender Group to enter into this Agreement, each Obligor makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete in all material respects as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement. Notwithstanding the foregoing, to the extent that Borrower provides Agent 45 days prior written notice in respect of events or facts occurring or arising after the Closing Date that would render the following Schedules inaccurate, incomplete, or misleading and the fact or event so disclosed by Borrower is not otherwise prohibited by this Agreement or any other Loan Document, and Borrower shall have delivered to Agent such financing statements, amendments to financing statements, or other documents as Agent shall reasonably request in order to perfect or continue the perfection of the Liens granted herein, then the applicable Schedule shall be deemed to be amended to include and reflect such disclosed event or fact: SCHEDULES 5.7, 5.8, 5.16, 5.18, and 6.12 to the Disclosure Letter.

    5.1 NO ENCUMBRANCES. Each Obligor has good and indefeasible title to its Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

    5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts of each Obligor are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Obligor's customers in the ordinary course of such Obligor's business, owed to such Obligor without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. Any goods giving rise to such Eligible Accounts have been delivered to the customer, or to the customer's agent for immediate shipment to and unconditional acceptance by the customer, and any services giving rise to such Eligible Accounts have been fully performed. As to each Eligible Account (which term includes that portion of an Account deemed eligible), such right to payment is not, unless an exception to any of the following has been consented to in writing by Agent:

              (a) owed by an employee, Affiliate, or agent of an Obligor,

              (b) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional,

              (c) payable, with respect to Eligible Borrower Accounts, in a currency other than Dollars, and, with respect to Eligible UK Sub Accounts, in a currency other than in an Agreed Currency,

              (d) owed by an Account Debtor that has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to honor the applicable Obligor's right to payment, to the extent of such claim, right of offset, assertion, or dispute,

              (e) owed by an Account Debtor that is subject to any Insolvency Proceeding or is not Solvent and no Obligor has received notice of an imminent Insolvency Proceeding involving the Account Debtor or a material impairment of the financial condition of the applicable Account Debtor,

              (f) on account of a transaction as to which the goods, the sale of which gives rise to such right to payment, have not been shipped and billed to an Obligor's customer or the services giving rise to such right to payment have not been performed and accepted by an Obligor's customer,

              (g) a right to receive progress payments or other advance billings that are due prior to the completion of performance by an Obligor of the subject contract for goods or services,

              (h) on account of a transaction that has not yet been billed to the customer, and

              (i) otherwise not in compliance with any other criteria for eligibility established from time to time by Agent in its Permitted Discretion.

    5.3 [INTENTIONALLY OMITTED].

    5.4 EQUIPMENT. Except for obsolete Equipment, all of the Equipment is used or held for use in the Obligors' business and is fit for such purposes.

    5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on SCHEDULE 6.12 to the Disclosure Letter.

    5.6 INVENTORY RECORDS. Each Obligor keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and its cost therefor.

    5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of each of the Obligors is located at the address indicated in SCHEDULE 5.7 to the Disclosure Letter and each Obligor's FEIN is identified in SCHEDULE
5.7 to the Disclosure Letter.

    5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

              (a) Each Obligor is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

              (b) Set forth on SCHEDULE 5.8 to the Disclosure Letter, is a complete and accurate description of the authorized capital Stock of Parent, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. As of the Closing Date, other than as described on SCHEDULE 5.8 to the Disclosure Letter, there are no subscriptions, options (but excluding employee stock options issued under employee stock option plans), warrants, or calls relating to any shares of the capital Stock of Parent, including any right of conversion or exchange under any outstanding security or other instrument. Parent is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

              (c) Set forth on SCHEDULE 5.8 to the Disclosure Letter, is a complete and accurate list of Parent's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

              (d) Except as set forth on SCHEDULE 5.8 to the Disclosure Letter, no capital Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of Parent is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

    5.9 DUE AUTHORIZATION; NO CONFLICT.

              (a) The execution, delivery, and performance by each Obligor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Obligor.

              (b) The execution, delivery, and performance by each Obligor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Obligor, the Governing Documents of such Obligor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Obligor,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Obligor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any Assets of such Obligor, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Obligor.

              (c) Other than the filing of financing statements, fixture filings, and the Copyright Security Agreement, the execution, delivery, and performance by each Obligor of the Loan Documents to which such Obligor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

              (d) The Loan Documents to which each Obligor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Obligor will be the legally valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

              (e) The Liens granted by the Obligors to Agent, for the benefit of the Lender Group, in and to their Assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens which are specifically identified on Schedule P-1 to the Disclosure Letter as being entitled to have priority over the Liens granted to Agent under the Loan Documents and Liens to secure Permitted Purchase Money Indebtedness.

    5.10 LITIGATION. Other than those matters disclosed on SCHEDULE 5.10 to the Disclosure Letter, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against any Obligor, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrower, or any of their Subsidiaries, reasonably could not be expected to result in a Material Adverse Change.

    5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to the Obligors that have been delivered by Borrower to the Lender Group in connection with this Agreement have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present such Obligor's financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to any Obligor since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

    5.12 FRAUDULENT TRANSFER.

              (a) (i) Parent, (ii) UK Sub, and (iii) Parent and its Subsidiaries taken as a whole, are each Solvent.

              (b) No transfer of property is being made by an Obligor and no obligation is being incurred by an Obligor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Obligor.

    5.13 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

    5.14 ENVIRONMENTAL CONDITION. Except as set forth on SCHEDULE 5.14 to the Disclosure Letter, (a) to Borrower's knowledge, none of the Obligors' Assets has ever been used by an Obligor or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation of applicable Environmental Law in a manner that reasonably is likely, individually or in the aggregate, to result in a Material Adverse Change, (b) to Borrower's knowledge, none of the Obligors' Assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site (where the effect that reasonably could be expected to result from such designation or identification reasonably could be expected to result in a Material Adverse Change, or as a candidate for closure pursuant to any environmental protection statute, (c) no Obligor has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any real or personal property owned or operated by an Obligor, and (d) no Obligor has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by such Obligor resulting in the releasing or disposing of Hazardous Materials into the environment.

    5.15 BROKERAGE FEES. No Obligor has utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable in connection herewith.

    5.16 INTELLECTUAL PROPERTY. Each Obligor owns, or holds licenses in, all Intellectual Property. Attached hereto as SCHEDULE 5.16 to the Disclosure Letter is a true, correct, and complete listing of all Intellectual Property as to which an Obligor is the owner or a licensee.

    5.17 LEASES. Each Obligor enjoys peaceful and undisturbed possession under all leases material to the business of such Obligor and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by such Obligor exists under any of them.

    5.18 DDAS. Set forth on SCHEDULE 5.18 to the Disclosure Letter are all of the Obligors' DDAs, including, with respect to each depository (i) the name and address of that depository; and (ii) the account number(s) of the account(s) maintained with such depository.

    5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of the Obligors in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Obligors in writing to the Agent or any Lender, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

    5.20 INDEBTEDNESS. Set forth on SCHEDULE 7.1 to the Disclosure Letter is a true and complete list of all (a) Indebtedness of the Obligors outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date, and (b) agreements existing immediately prior to the Closing Date that are to remain outstanding after the Closing Date pursuant to which the Obligors are entitled to incur Indebtedness, in each case showing the aggregate principal amount thereof and the name of the Obligor which directly or indirectly is obligated on account of such Indebtedness.

    5.21 IMMATERIAL SUBSIDIARIES.

         The Parent does not own any material Assets, other than Stock of Borrower, and does not engage in any business activity whatsoever.

6.  AFFIRMATIVE COVENANTS.

    Each of the Obligors covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, each Obligor and its Subsidiaries shall do all of the following:

    6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables each Obligor to produce financial statements in accordance with GAAP (or in the case of foreign Subsidiaries, the local equivalent), and maintain records pertaining to the Collateral, including filed copyrights and patents, copyright or patent applications under prosecution and copyrightable or patentable material, and all service and maintenance contracts and agreements, that contain information as from time to time reasonably may be requested by Agent. Each Obligor also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

    6.2 COLLATERAL REPORTING. Provide Agent (with copies for each Lender) with the following documents at the following times in form reasonably satisfactory to Agent:

========================== ===========================================================================================
Daily                      (a) a sales journal, collection journal, and credit
                           register since the last such schedule and a
                           calculation of the Borrowing Base as of such date,
                           and

                           (b) notice of all returns, disputes, or claims.
-------------------------- -------------------------------------------------------------------------------------------
Monthly (not later than    (d) a detailed calculation of the Borrowing Base,
the 10th day of each
month)                     (e) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent,

                           (f) a summary and detailed listing, by vendor, of the Obligors' accounts payable and any book overdraft,

                           (g) a report of all new copyrightable or patentable materials generated by the Obligors during the prior month identifying all such copyrightable materials that are required to be registered pursuant to
                           SECTION 6.19, and patentable materials with respect to which applications are required to by filed pursuant to SECTION 6.20

                           (h) a detailed listing of all copyright applications filed and all copyrights granted since the date of the last report provided in compliance with this subsection, and

                           (i) a calculation of Dilution for the prior month.
-------------------------- -------------------------------------------------------------------------------------------
Quarterly                  (h) a detailed list of Borrower's customers,
-------------------------- -------------------------------------------------------------------------------------------
Upon request by Agent      (i) copies of invoices in connection
                           with the Accounts, credit memos, remittance advices,
                           deposit slips, shipping and delivery documents in
                           connection with the Accounts and, for Inventory and
                           Equipment acquired by an Obligor, purchase orders and
                           invoices,

                           (j) such information to implement and continue
                           Agent's electronic collateral reporting system, and

                           (k) such other reports as to the Collateral, or the
                           financial condition of an
========================== ===========================================================================================

                                       -66-

========================== ===========================================================================================
                           Obligor, as Agent may reasonably request.
========================== ===========================================================================================


    6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with sufficient copies for each Lender:

              (a) as soon as available, but in any event within 45 days after the end of each month during each of Parent's fiscal years,

                   (i) a company prepared consolidated and consolidating balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries operations during such period,

                   (ii) a certificate signed by the chief financial officer of Parent to the effect that:

                        (A) the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects the financial condition of Parent and its Subsidiaries,

                        (B) the representations and warranties of the Obligors contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                        (C) there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the applicable Obligor has taken, is taking, or proposes to take with respect thereto), and

                   (iii) for each month that is the date on which a financial covenant in SECTION 7.19 is to be tested or for which a determination of Tangible Net Worth is required to redetermine the Applicable Margin, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in SECTION 7.19, or the calculation of Tangible Net Worth, as the case may be, and

              (b) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years,

                   (i) consolidated and consolidating financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                   (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under SECTION 7.19,

              (c) as soon as available, but in any event no later than 30 days prior to the beginning of each of its fiscal years, consolidated and consolidating financial projections for the immediately succeeding Fiscal Year for Parent and each of its Subsidiaries, prepared on a monthly basis, and otherwise in form and substance satisfactory to the Required Lenders, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by Borrower to be reasonable at the time made and from the best information then available to Borrower;

              (d) if and when filed by Parent,

                   (i) 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                   (ii)  any other filings made by Parent with the SEC, and

                   (iii) any other information that is provided by Parent to its shareholders generally,

              (e) if and when filed by Borrower and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) any Obligor conducts business or is required to pay any such excise tax, (ii) where an Obligor's failure to pay any such applicable excise tax would result in a Lien on the Assets of such Obligor, or (iii) where such Obligor's failure to pay any such applicable excise tax would constitute a Material Adverse Change,

              (f) upon the reasonable request of Agent, any other report relating to the financial condition of Borrower or any of the other Obligors.

In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis and that no Obligor will have a fiscal year different from that of Borrower.

    6.4 GUARANTOR REPORTS. Cause each Guarantor to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Agent and, upon the request of Agent, copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

    6.5 TAX RETURNS. Deliver to Agent copies of each of the Obligors' future U.S. federal and applicable foreign jurisdiction income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service or other applicable taxing authority.

    6.6 RETURN. Cause returns and allowances, if any, as between Obligors and their Account Debtors to be on the same basis and in accordance with the usual customary practices of the Obligors, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to an Obligor, such Obligor promptly shall determine the reason for such return and, if such Obligor accepts such return, issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to an Obligor, such Obligor promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

    6.7 CERTIFICATES OF TITLE. Upon Agent's request, promptly deliver to Agent, properly endorsed, any and all certificates of title to any items of Equipment.

    6.8 MAINTENANCE OF PROPERTIES. Maintain or cause to be maintained in good operating condition and repair (ordinary wear and tear and obsolescence excepted) all material properties used or useful in the business of the Obligors (including Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals, and replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items that constitute fixtures on the Closing Date, no Obligor shall permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

    6.9 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Obligor or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. The Obligors will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning

F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that each Obligor has made such payments or deposits. Upon the request of Agent, each Obligor shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (a) such Obligor conducts business or is required to pay any such excise tax, (b) where such Obligor's failure to pay any such applicable excise tax would result in a Lien on the Assets of such Obligor, or (c) where such Obligor's failure to pay any such applicable excise tax would constitute a Material Adverse Change.

    6.10     INSURANCE.

              (a) At Obligor's expense, maintain insurance respecting the Collateral, wherever located, and with respect to the Obligors' business, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. The Obligors also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. The Obligors shall deliver copies of all such policies to Agent with 438 BFU lender's loss payable endorsements or other reasonably satisfactory lender's loss payable endorsements, naming Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever. If the Obligors fail to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrower's Loan Account therefor.

              (b) At Borrower's expense, obtain and maintain (i) insurance of the type necessary to insure the Collateral for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, and other risks from time to time included under "extended coverage" policies, in such amounts as Agent may require, but in any event in amounts sufficient to prevent the Obligors from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property, in an amount of not less than $1,000,000; and (iii) insurance for such other risks as Agent may require in its Permitted Discretion.

              (c) Borrower shall give Agent prompt notice of any material loss covered by such insurance. Agent shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to any Obligor whatsoever in respect of such adjustments; PROVIDED, HOWEVER, prior to the occurrence and during the continuance of an Event of Default, Borrower shall have the right to adjust any losses payable under any such insurance policies. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations without premium, in such order or manner as the Required Lenders may elect, or at Borrower's request shall be disbursed to Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Agent shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Agent shall determine in its Permitted Discretion.

              (d) The Obligors will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this SECTION 6.10, unless Agent is included thereon as named insured with the loss payable to Agent under a standard 438BFU endorsement or its equivalent. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies immediately shall be provided to Agent.

    6.11 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of the Obligors without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

    6.12 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on SCHEDULE 6.12 to the Disclosure Letter; PROVIDED, HOWEVER, that the Obligors may amend SCHEDULE 6.12 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as, at the time of such written notification, the applicable Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens on such Assets.

    6.13 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

    6.14 LEASES. Pay when due all rents and other amounts payable under any leases to which each Obligor is a party or by which an Obligor's Assets are bound, unless such payments are the subject of a Permitted Protest, or, with the exception of Borrower's headquarter facilities in Redwood City, where the failure to make such payment would not result or be expected to result in a Material Adverse Change. To the extent that an Obligor fails timely to make payment of such rents and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

    6.15 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement, if any. Each Obligor agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of such Obligor and each Obligor agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from the Lender Group under this Agreement.

    6.16 PROJECTIONS. Not later than 30 days prior to the end of each fiscal year of Borrower, deliver to Agent Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of the Obligors during the period covered thereby. Nothing herein or in the Projections shall be deemed a representation or warranty that any stated result will, in fact, be achieved.

    6.17 EXISTENCE. At all time preserve and keep in full force and effect each Obligor's valid existence and good standing and any rights and franchises material to the Obligors' businesses.

    6.18 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (i) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (ii) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

    6.19 COPYRIGHT REGISTRATIONS.

         No less frequently than monthly, unless the Agent shall otherwise agree in writing, Borrower shall (a) cause all copyrights generated by the Obligors (other than Exempt Copyrights) that are, in any way, related to goods or services giving rise to Eligible Accounts and that are not already the subject of a registration with the United States Copyright Office (or an application therefor diligently prosecuted) to be registered with the United States Copyright Office in a manner sufficient to impart constructive notice of Borrower's or such other Obligor's ownership thereof, and (b) cause to be prepared, executed, and delivered to Agent, with sufficient time to permit Agent to record no later than the last Business Day within 10 days following the date that such copyrights have been registered or an application for registration has been filed, a Copyright Security Agreement or supplemental schedules to the Copyright Security Agreement reflecting the security interest of Agent for the benefit of the Lenders in such new copyrights (other than Exempt Copyrights, which, although subject to the security interest of the Agent, shall not be required to be registered until 60 days after such time, if any, as they cease to be Incipient

Copyrights), which supplemental schedules shall be in form and content suitable for registration with the United States Copyright Office so as to give constructive notice, when so registered, of the transfer by Borrower or such Obligor to Agent of a security interest in such copyrights. The Obligors shall also maintain copies of all source and object code for all software utilized in their business operations at safe and secure offsite locations reasonably acceptable to Agent, and shall, at the request of Agent, advise the operators of such locations of Agent's security interest in such software, shall keep Agent fully informed of each such location, and shall maintain the currency of all such software stored offsite.

    6.20 PATENT FILINGS.

         No less frequently than monthly, unless the Agent shall otherwise agree in writing, Borrower shall (a) cause, with respect to all patents generated by the Obligors (other than exempt patents) that are, in any way, related to goods or services giving rise to Eligible Accounts and that are not already the subject of a registration with the United States Patent and Trademark Office (or an application therefor diligently prosecuted), an application to be filed with the United States Patent and Trademark Office in a manner sufficient to impart constructive notice of Borrower's or such other Obligor's ownership thereof, and (b) cause to be prepared, executed, and delivered to Agent, with sufficient time to permit Agent to record no later than the last Business Day within 10 days following the date that such patent applications have been filed, a Patent Security Agreement or supplemental schedules to the Patent Security Agreement reflecting the security interest of Agent for the benefit of the Lenders in such new patents, which supplemental schedules shall be in form and content suitable for registration with the United States Patent and Trademark Office so as to give constructive notice, when so registered, of the transfer by Borrower or such Obligor to Agent of a security interest in such patent.

    6.21 PERMITTED ACQUISITIONS. In connection with any Permitted Acquisition involving the acquisition of the Stock of another Person by Borrower (including the formation or capitalization of a Subsidiary), Borrower shall execute and deliver to Agent such amendments, modifications, or supplements to the Loan Documents as Agent may request in the exercise of its Permitted Discretion, including an amendment to the Stock Pledge Agreement to pledge all of the issued and outstanding Stock of such acquired Person thereunder together with the delivery of certificates (if any) representing such shares of Stock with attached stock powers endorsed in blank, and shall cause the Person that is the subject of the Permitted Acquisition to execute and deliver to Agent all appropriate joinder documents (including a guaranty and security agreement, in each case, in form and substance satisfactory to Agent) to make it an Obligor party to the Loan Documents, and appropriate UCC-1 financing statements, fixture filings, Collateral Access Agreements, mortgages or deeds of trust, security agreements, and any other documents, instruments, or Agreements that Agent may request in the exercise of its Permitted Discretion.

7.  NEGATIVE COVENANTS.

    Each Obligor covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, no Obligor nor any of their Subsidiaries shall do any of the following:

         7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

              (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Undertakings;

              (b)  Indebtedness set forth on SCHEDULE 7.1 to the Disclosure
Letter;

              (c)  Permitted Purchase Money Indebtedness;

              (d) Subordinated Indebtedness in an aggregate amount not to exceed $20,000,000 outstanding at any one time during Borrower's fiscal year ending March 31, 2001, and for each succeeding fiscal year not to exceed such Dollar amount outstanding at any one time as is established for such fiscal year by Agent in its Permitted Discretion, with the consent of the Required Lenders, based upon Agent's review of the annual financial projections for such fiscal year delivered by Borrower to Agent in compliance with SECTION 6.3(c);

              (e)  unsecured Indebtedness not otherwise permitted under this
SECTION 7.1 in an aggregate amount not to exceed $5,000,000 outstanding at any one time during Borrower's fiscal year ending March 31, 2001, and for each succeeding fiscal year not to exceed such Dollar amount outstanding at any one time as is established for such fiscal year by Agent in its Permitted Discretion, with the consent of the Required Lenders, based upon Agent's review of the annual financial projections for such fiscal year delivered by Borrower to Agent in compliance with SECTION 6.3(c);

              (f)  Indebtedness owed:

              (i)  by Borrower to its Subsidiaries,

              (ii) by UK Sub to Borrower (A) from and after the date on which all of the conditions set forth in SECTION 3.2(a), (b), (c), (d), and (e) have been satisfied or waived by Agent in its sole discretion, in an aggregate amount not to exceed $20,000,000 outstanding at any one time during Borrower's fiscal year ending March 31, 2001, and for each succeeding fiscal year not to exceed such Dollar amount outstanding at any one time as is established for such fiscal year by Agent in its Permitted Discretion, with the consent of the Required Lenders, based upon Agent's review of the annual financial projections for such fiscal year delivered by Borrower to Agent in compliance with SECTION 6.3(c), and (b) from and after the date on which all of the conditions set forth in
         SECTION 3.2, with the exception of clauses (f), (j), and (k) thereof, have been satisfied or waived by Agent in its sole discretion, in an aggregate amount not to exceed $30,000,000 outstanding at any one time during Borrower's fiscal year ending March 31, 2001, and for each succeeding fiscal year not to exceed such Dollar amount outstanding at any one time as is established for such fiscal year by Agent in its Permitted Discretion, with the consent of the Required Lenders, based upon Agent's review of the annual financial projections for such fiscal year delivered by Borrower to Agent in compliance with
         SECTION 6.3(c),

              (iii) by any other Subsidiary to Borrower in an aggregate amount not to exceed $5,000,000 outstanding at any one time during Borrower's fiscal year ending March 31, 2001, and for each succeeding fiscal year not to exceed such Dollar amount outstanding at any one time as is established for such fiscal year by Agent in its Permitted Discretion, with the consent of the Required Lenders, based upon Agent's review of the annual financial projections for such fiscal year delivered by Borrower to Agent in compliance with
         SECTION 6.3(c), PROVIDED, that after giving effect to the incurrence by a Subsidiary of a tranche of Indebtedness composing Indebtedness designated by Borrower to be permitted Indebtedness under this CLAUSE (iii), Borrower shall have Availability of not less than $10,000,000, and PROVIDED, HOWEVER, that no Indebtedness shall be incurred under this CLAUSE (iii) without the prior written consent of Agent (which consent shall not unreasonably be withheld), and

              (iv) by Borrower to Parent, PROVIDED, that the terms of such Indebtedness shall have a maturity date that is not less than 1 year after the Maturity Date and shall not require any payments of principal or interest on or before the date that is 1 year after the Maturity Date and such Indebtedness shall be subject to the Intercompany Subordination Agreement;

              (g) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

              (h) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) through (f) of this SECTION 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower,
(ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing, renewal, or extended Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced, renewed, or extended Indebtedness, and
(v) such refinancing, renewal, or
extension shall not obligate any Obligor which was not previously obligated with the Indebtedness that is the subject of such refinancing, renewal, or extension.

    7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its Assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under SECTION 7.1(h) and so long as the replacement Liens only encumber those Assets that secured the original Indebtedness).

    7.3  RESTRICTIONS ON FUNDAMENTAL CHANGES.

              (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock,

              (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution),

              (c) Convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its Assets; PROVIDED, HOWEVER, that nothing contained in this SECTION 7.3 shall be construed to restrict or limit (i) any offering, issuance, or sale by Borrower, in one or more transactions, public or private, of its Stock (including any concomitant increase in the number of authorized shares of Stock of Borrower), so long as such offerings, issuances, and sales are made in compliance with all applicable laws and regulations and would not, individually or collectively, result in a Change of Control, (ii) the merger or consolidation of a wholly owned Solvent Subsidiary into another wholly owned Solvent Subsidiary or a wholly owned Solvent Subsidiary with and into Borrower, (iii) Permitted Dispositions, or
(iv) Permitted Investments.

    7.4 DISPOSAL OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of any of the Obligors' Assets, other than pursuant to Permitted Dispositions.

    7.5 CHANGE NAME. Any Obligor's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name, except that any Obligor may do so upon at least 30 days prior written notice to Agent of such change and so long as, at the time of such written notification, such Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected Agent's Liens in the Collateral.

    7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any Person (other than an Obligor) except by endorsement of instruments or items of payment for deposit to the account of an Obligor or which are transmitted or turned over to Agent.

    7.7 NATURE OF BUSINESS. Make any change in the principal nature of an Obligor's business.

    7.8  PREPAYMENTS AND AMENDMENTS.

              (a) Except in connection with a refinancing permitted by
SECTION 7.1(h) or conversion of Indebtedness into equity (including cash payment to reflect fractional shares) and other than with respect to Indebtedness permitted under SECTION 7.1(f)(ii), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any Person, other than the Obligations in accordance with this Agreement,

              (b) Except in connection with a refinancing permitted by
SECTION 7.1(g), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under SECTIONS 7.1(b) or (c).

    7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

    7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale, or have possession of any property on consignment to an Obligor, unless, at such time, Borrower is currently reporting to Agent on a daily basis such information that is determined by Agent in its Permitted Discretion to be sufficient for Agent to verify the removal by Borrower of any Account generated by the sale of such Inventory on conditional terms from the total of Eligible Borrower Accounts or Eligible UK Sub Accounts, as applicable.

    7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of any Obligor's Stock, of any class, whether now or hereafter outstanding.

    7.12 ACCOUNTING METHODS. Modify or change its method of accounting (other than as may be required to conform to GAAP or the local equivalent with respect to foreign Subsidiaries) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Obligors' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or the Obligors' financial condition.

    7.13 INVESTMENTS. Except for Permitted Investments, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with any Investment; PROVIDED, HOWEVER, that at no time shall the amount of Permitted Investments by Obligors in respect of Cash Equivalents outstanding (other than in the Lockbox Accounts, the Foreign Concentration Accounts, or the Designated Account, or that are governed by Control Agreements or similar arrangements) exceed $2,000,000, in the aggregate outstanding at any one time without the prior written consent of Agent, which consent may be conditioned, at Agent's election, on such Obligor entering into Control Agreements or similar arrangements governing such Permitted Investments, as Agent shall determine in its Permitted Discretion, to perfect (and further establish) Agent's Liens in such Permitted Investments.

    7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Obligor except for transactions that are in the ordinary course of such Obligor's business, upon fair and reasonable terms, (including not being subject to transfer pricing detrimental to Borrower), that are fully disclosed to Agent, and that are no less favorable to such Obligor than would be obtained in an arm's length transaction with a non-Affiliate.

    7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

    7.16 [INTENTIONALLY OMITTED.]

    7.17 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to the Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes. The foregoing to the contrary notwithstanding, in no event shall the proceeds of the Advances be used (y) by UK Sub for the purchase of its own Stock or the Stock of Parent, or (z) by Parent for the purchase of the Stock of UK Sub.

    7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, such Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens. The Inventory, the UK Sub Inventory, Equipment, and the UK Sub Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without a Collateral Access Agreement being provided to Agent.

    7.19 FINANCIAL COVENANTS. Fail to maintain Tangible Net Worth of not less than $40,000,000 measured on a fiscal month-end basis.

    7.20 CAPITAL EXPENDITURES. Make capital expenditures in an aggregate amount in excess of $25,000,000 during Borrower's fiscal year ending March 31, 2001, and for each succeeding fiscal year in an aggregate Dollar amount as is established for such fiscal year by Agent in its Permitted Discretion, with the consent of the Required Lenders, based upon Agent's review of the annual financial projections for such fiscal year delivered by Borrower to Agent in compliance with SECTION 6.3(c).

    7.21 SECURITIES ACCOUNTS. Establish or maintain any Securities Account unless Agent shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account. Each Obligor agrees that it will not transfer Assets out of any Securities Accounts; PROVIDED, HOWEVER, that, so long as no Event of Default has o ccurred and is continuing or would result therefrom, such Obligor may use such Assets to the extent permitted by this Agreement.

    7.22 PARENT.

         Permit Parent to (a) own any material Assets other than the Stock of Borrower, or (b) engage in any business activity whatsoever.

8.  EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an event of default (each, an "EVENT OF DEFAULT") under this Agreement:

    8.1 If any Obligor, or any of its Subsidiaries, fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations); PROVIDED, HOWEVER, that in the case of Overadvances that are caused by the charging of interest, fees, or Lender Group Expenses to Borrower's Loan Account, such event shall not constitute an Event of Default if, within 3 Business Days of incurring such Overadvance, Borrower repays, or otherwise eliminates, such Overadvance;

    8.2 (a) If any Obligor fails or neglects to perform, keep, or observe any covenant or other provision contained in SECTIONS 6.2 or 6.3 hereof and such failure or neglect continues for a period of 5 days after the date on which such failure or neglect first occurs, or (b) If any Obligor fails or neglects to perform, keep, or observe any covenant or other provision contained in SECTIONS 6.1, 6.4, 6.5, 6.6, 6.9, or 6.14 hereof and such failure or neglect is not cured within 15 days after the date on which such failure or neglect first occurs, or (c) If any Obligor fails or neglects to perform, keep, or observe any other covenant or other provision contained in any Section of this Agreement (other than a Section that is expressly dealt with elsewhere in this SECTION 8) or the other Loan Documents (other than a Section of such other Loan Document dealt with elsewhere in this SECTION 8); PROVIDED that, during any period of time that any such failure or neglect of any such Obligor referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, the Lender Group shall be relieved of its obligation to extend credit hereunder;

    8.3  [Intentionally Omitted];

    8.4 If any material portion of any Obligor's Assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

    8.5  If an Insolvency Proceeding is commenced by any Obligor;

    8.6 If an Insolvency Proceeding is commenced against Obligor and any of the following events occur: (a) such Obligor consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; PROVIDED, HOWEVER, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the Assets of, or to operate all or any substantial portion of the business of, such Obligor; or
(e) an order for relief shall have been issued or entered therein;

    8.7 If any Obligor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

    8.8 (a) If a notice of Lien, levy, or assessment is filed of record with respect to any of an Obligor's Assets by the United States Government, or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of an Obligor's Assets and the same is not paid on the payment date thereof, or (b) if notices of Lien, levy, or assessment in an aggregate amount in excess of $250,000 are filed of record with respect to any of an Obligor's Assets by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien exceeding the foregoing aggregate limitation, whether choate or otherwise, upon any of an Obligor's Assets and the same is not paid on the payment date thereof (PROVIDED that Agent may maintain reserves with respect to all such notice of Lien, levies, or assessments that affect any Collateral included in the Borrowing Base without regard to whether an Event of Default exists under this SECTION 8.8);

    8.9 If a judgment or other claim in an amount, individually or in the aggregate, in excess of $1,000,000, becomes a Lien or encumbrance upon any material portion of any Obligor's Assets and such judgment or claim is not removed or released or stayed within 15 days of the entry of such judgment (PROVIDED that Agent may maintain reserves with respect to all such Liens that affect any Collateral included in the Borrowing Base without regard to whether an Event of Default exists under this SECTION 8.9);

    8.10 If there is a default (after giving effect to all waivers of and cure periods under such material agreements) in any material agreement to which any Obligor or any of its Subsidiaries is a party with one or more third Persons involving claims, Indebtedness, or other obligations in excess of $100,000, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of any Obligor's or any of its Subsidiaries' obligations thereunder to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

    8.11 If any Obligor makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness; or

    8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by any Obligor.

    8.13 If the obligation of any Guarantor under its guaranty under any Loan Document is limited or terminated by operation of law or by such Guarantor thereunder, or any such Guarantor becomes the subject of an Insolvency Proceeding.

9.  THE LENDER GROUP'S RIGHTS AND REMEDIES.

    9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by each
Obligor:

              (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

              (b) Cease advancing money or extending credit to or for the benefit of Borrower or UK Sub under this Agreement, under any of the Loan Documents, or under any other agreement between an Obligor and the Lender Group;

              (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting Agent's rights and security interests, for the benefit of the Lender Group, in the Collateral and without affecting the Obligations;

              (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

              (e) Cause Borrower or UK Sub to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other property of Borrower or UK Sub, as applicable, or in Borrower's or UK Sub's possession, as applicable, and conspicuously label said returned Inventory as the property of the Lender Group;

              (f) Without notice to or demand upon any Obligor or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Obligor agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent as Agent may designate.

Each Obligor authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith. With respect to any of an Obligor's owned or leased premises, each Obligor hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

              (g) Without notice to any Obligor (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Obligor held by the Lender Group (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of any Obligor held by the Lender Group;

              (h) Hold, as cash collateral, any and all balances and deposits of any Obligor held by the Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

              (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Each Obligor hereby grants to Agent a license or other right to use, without charge, such Obligor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and each such Obligor's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

              (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

              (k) Agent shall give notice of the disposition of the Collateral as follows:

              (i) Agent shall give Borrower and each holder of a security interest in the Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

              (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in SECTION 12, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Agent;

              (iii) If the sale is to be a public sale, Agent also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

              (l) The Lender Group may credit bid and purchase at any public sale; and

              (m) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

              (n) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Obligors. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

    9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

         If any Obligor fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or Assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its discretion and without prior notice to the Obligors, may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in SECTION 6.10 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

    11.1 DEMAND; PROTEST; ETC. Each Obligor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which such Borrower may in any way be liable.

    11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. Each Obligor hereby agrees that: (a) so long as Agent complies with its obligations, if any, under Section 9-207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral;
(ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Obligors.

    11.3 INDEMNIFICATION. Each Obligor shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"). The foregoing to the contrary notwithstanding, each such Obligor shall have no obligation to any Indemnified Person under this SECTION 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability for which the Obligors were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by the Obligors with respect thereto.

12. NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as the parties may designate to each other in accordance herewith), or telefacsimile to the Borrower or the Agent, as the case may be, at its address set forth below:

            If to an Obligor:
                                      THE 3DO COMPANY
                                      600 Galveston Drive
                                      Redwood City, California 9406663
                                      Attn: Chief Financial Officer
                                      Fax No. 650.261.3151

            with copies to:           WILSON SONSINI GOODRICH & ROSATI
                                      650 Page Mill Road
                                      Palo Alto, California 94304
                                      Attn: Kathleen Bloch, Esq.
                                      Fax No. 650.496.4088

            to Agent:                 FOOTHILL CAPITAL CORPORATION
                                      11111 Santa Monica Boulevard
                                       Suite 1500
                                      Los Angeles, California  90025-3333
                                      Attn: Business Finance Division Manager
                                      Fax No. 310.478.9788

            with copies to:           BROBECK, PHLEGER & HARRISON LLP
                                      550 South Hope Street
                                      Los Angeles, California 90071
                                      Attn:  John Francis Hilson, Esq.
                                      Fax No. 213.745.3345

            The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to all other parties. All notices or demands sent in accordance with this
SECTION 12 shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND

ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE REQUIRED LENDERS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE REQUIRED LENDERS ELECT TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OBLIGOR AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.

                  EACH OBLIGOR AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OBLIGOR AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

    14.1 ASSIGNMENTS AND PARTICIPATIONS.

                   (a) Any Lender may, with the written consent of Agent and, unless an Event of Default has occurred and is continuing with the written consent of the Borrower (such consent of the Borrower not to be unreasonably withheld, conditioned, or delayed), assign and delegate to one or more assignees (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee) (each an "ASSIGNEE") all, or any ratable part of all, of the Obligations, the

Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; PROVIDED, HOWEVER, that the Obligors and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee;
(ii) such Lender and its Assignee shall have delivered to Borrower and Agent an Assignment and Acceptance in form and substance satisfactory to Agent; and
(iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be unreasonably withheld if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

                   (b) From and after the date that Agent notifies the assignor Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to SECTION 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between the Obligors and the Assignee.

                   (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Obligors or the performance or observance by the Obligors of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                   (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                   (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "PARTICIPANT") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); PROVIDED, HOWEVER, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Documents and the Participant receiving the participating interest in the Obligations, the Commitment and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Obligors, Agent, and the other Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would
(a) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (b) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (c) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (d) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender; or (e) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and
(v) all amounts payable by the Obligors hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

          (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to the Obligors or the Obligors' business.

          (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the other Loan Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that no Obligor may assign this Agreement or any other Loan Document or any rights or duties hereunder or thereunder without the prior written consent of Agent and all Lenders and any prohibited assignment shall be absolutely void AB INITIO. No consent to assignment by Agent and the Lenders shall release any Borrower or any other Obligor from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to SECTION 14.1 hereof and, except as expressly required pursuant to SECTION 14.1 hereof, no consent or approval by any Borrower or any other Obligor is required in connection with any such assignment.

15. AMENDMENTS; WAIVERS.

     15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders affected thereby and Borrower (on behalf of all Obligors) and acknowledged by Agent, do any of the following:

          (a) increase or extend the Commitment of any Lender;

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Commitments that is required for the Lenders or any of them to take any action hereunder; (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

          (f) release Collateral other than as permitted by SECTION 16.12;

          (g) change the definition of "Required Lenders";

          (h) subordinate any Lien held by Agent for the benefit of the Lender Group;

          (i) release any Obligor or any guarantor from any obligation for the payment of money; or

          (j) amend any of the provisions of SECTION 16.

and, PROVIDED FURTHER, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Obligor, shall not require consent by or the agreement of any Obligor.

     15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among any Obligor and Agent or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by any Obligor of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclof any other right or remedy which Agent or any Lender may have.

16.      AGENT; THE LENDER GROUP.

     16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Foothill as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this SECTION 16. The provisions of this SECTION 16 are solely for the benefit of Agent, and the Lenders, and no Obligor shall have any rights as a third party beneficiary of any of the provisions contained herein; PROVIDED, HOWEVER, that certain of the provisions of SECTION 16.11 hereof also shall be for the benefit of the Obligors. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with each other or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representatives of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Collateral, the Collections, and related matters; (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to the Obligors, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

     16.2 DELEGATION OF DUTIES. Except as otherwise provided in this section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

     16.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Obligor or any Subsidiary or Affiliate of any Obligor, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Obligor or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books or properties of the Obligors or the books or records or properties of any of any Affiliate of any Obligor.

     16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Obligor or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to
SECTION 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with SECTION 9; PROVIDED, HOWEVER, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower, the UK Sub, and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower, the UK Sub, and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Obligors and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

     16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not the Obligors are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event

Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of the Obligors to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of the Obligors. The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

     16.8 AGENT IN INDIVIDUAL CAPACITY. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Obligors and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding the Obligors or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of the Obligors or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity.

     16.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, and Borrower, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

     16.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Obligors and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not the agent of Agent hereunder without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding the Obligors or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of the Obligors or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of the Agent.

     16.11    WITHHOLDING TAX.

          (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower:

          (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

          (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

          (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Obligors to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Obligors to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form 1001 as no longer valid.

          (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Obligors to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

     16.12    COLLATERAL MATTERS.

          (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrower of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under SECTION 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry);
(iii) constituting property in which the Obligors owned no interest at the time the security interest was granted or at any time thereafter; or (iv) constituting property leased to an Obligor under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this
SECTION 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Obligors or is cared for, protected, or insured or has been encumbered, or that the Liens granted to Agent under the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

     16.13    RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

          (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to the Obligors or any accounts of the Obligors now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

          (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     16.14 AGENCY FOR PERFECTION. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Agent's Liens in Assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

     16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on Advances or otherwise.

     16.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION.

          By signing this Agreement, each Lender:

          (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "REPORT" and collectively, "REPORTS") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

          (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding the Obligors and will rely significantly upon the Borrower's Books, as well as on representations of the Obligors' personnel;

          (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, Assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by each Obligor that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

          (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts

(including, attorney costs) incurred by Agent and any such other
Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) Any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by either Obligor to Agent that has not been contemporaneously provided by such Obligor to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof from the Obligor; (y) To the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from the Obligors, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of the Obligors the additional reports or information specified by such Lender, and, upon receipt thereof from the Obligors, Agent promptly shall provide a copy of same to such Lender; and (z) Any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

     16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, Assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in SECTION 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to the Obligors or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

17. GENERAL PROVISIONS.

     17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by the Obligors and each member of the Lender Group whose signature is provided for on the signature pages hereof.

     17.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

     17.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or the Obligors, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     17.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     17.5 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing signed by Agent, on behalf of the Lenders, and the Obligors.

     17.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     17.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. ` If the incurrence or payment of the Obligations by the Obligors or the transfer by the Obligors to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "VOIDABLE TRANSFER"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of the Obligors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     17.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     17.9 CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to an Assignee or Participant, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process,
(v) to any Person in connection with any legal proceeding to which such Lender is a party, and (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties.

                          [Signature pages to follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                             THE 3DO COMPANY,
                             a California corporation

                             By:      /s/ John Adams
                                      -------------------------------
                             Title:   CFO


                             THE 3DO COMPANY,
                             a Delaware corporation

                             By:      /s/ Trip Hawkins
                                      -------------------------------
                             Title:   CEO


                             3DO EUROPE, LTD.,
                             a company incorporated under the laws of England

                             By:      James Alan Cook
                                      -------------------------------
                             Title:   Director


                             FOOTHILL CAPITAL CORPORATION,
                             a California corporation, as Agent and a Lender


                             By:      /s/ Janice Dorris
                                      -------------------------------
                             Title:   Vice President

                             EXHIBITS AND SCHEDULES


Exhibit A-1                  Form of Assignment and Acceptance
Exhibit B-1                  Form of Borrowing Base Certificate
Exhibit C-1                  Form of Compliance Certificate
Exhibit D-1                  Disclosure Letter


Schedule C-1                 Commitments

                                  SCHEDULE C-1
                                  ------------
                                  COMMITMENTS

----------------------------------------------------  -------------------------------------------------------------
                       LENDER                                              TOTAL COMMITMENT
----------------------------------------------------  -------------------------------------------------------------
----------------------------------------------------  -------------------------------------------------------------
Foothill Capital Corporation                                                $50,000,000.00
----------------------------------------------------  -------------------------------------------------------------

----------------------------------------------------  -------------------------------------------------------------

----------------------------------------------------  -------------------------------------------------------------

====================================================  =============================================================
All Lenders                                                                 $50,000,000.00
----------------------------------------------------  -------------------------------------------------------------